# Delaware

The First State

*I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "AIM IMMUNOTECH INC." AS RECEIVED AND FILED IN THIS OFFICE.*

*THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:*

*CERTIFICATE OF INCORPORATION, FILED THE SEVENTEENTH DAY OF DECEMBER, A.D. 1990, AT 4:30 O`CLOCK P.M.*

*CERTIFICATE OF DESIGNATION, FILED THE SIXTEENTH DAY OF JANUARY, A.D. 1991, AT 1 O`CLOCK P.M.*

*CERTIFICATE OF AGREEMENT OF MERGER, FILED THE SEVENTEENTH DAY OF JANUARY, A.D. 1991, AT 3:30 O`CLOCK P.M.*

*CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "HEM RESEARCH, INC." TO "HEM PHARMACEUTICALS CORP.", FILED THE THIRTY-FIRST DAY OF MAY, A.D. 1991, AT 12 O`CLOCK P.M.*

*CERTIFICATE OF DESIGNATION, FILED THE TWENTY-NINTH DAY OF OCTOBER, A.D. 1991, AT 12:15 O`CLOCK P.M.*

*CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FOURTH DAY OF APRIL, A.D. 1992, AT 4:15 O`CLOCK P.M.*

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

2249636 8100H
SR# 20251441981

Authentication: 203379842
Date: 04-07-25

# Delaware

The First State

*CERTIFICATE OF DESIGNATION, FILED THE FOURTEENTH DAY OF SEPTEMBER, A.D. 1992, AT 3:30 O`CLOCK P.M.*

*CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF DECEMBER, A.D. 1992, AT 4 O`CLOCK P.M.*

*CERTIFICATE OF AMENDMENT, FILED THE THIRTIETH DAY OF JUNE, A.D. 1994, AT 12 O`CLOCK P.M.*

*RESTATED CERTIFICATE, FILED THE NINTH DAY OF SEPTEMBER, A.D. 1994, AT 3 O`CLOCK P.M.*

*CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "HEM PHARMACEUTICALS CORP." TO "HEMISPHERX BIOPHARMA, INC.", FILED THE FIFTH DAY OF MAY, A.D. 1995, AT 11 O`CLOCK A.M.*

*CERTIFICATE OF CORRECTION, CHANGING ITS NAME FROM "HEMISPHERX BIOPHARMA, INC." TO "HEM PHARMACEUTICALS CORP.", FILED THE FIFTH DAY OF JUNE, A.D. 1995, AT 1:45 O`CLOCK P.M.*

*CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "HEM PHARMACEUTICALS CORP." TO "HEMISPHERX BIOPHARMA, INC.", FILED THE FIFTH DAY OF JUNE, A.D. 1995, AT 1:46 O`CLOCK P.M.*

*CERTIFICATE OF DESIGNATION, FILED THE THIRD DAY OF JULY, A.D. 1996, AT 3:30 O`CLOCK P.M.*

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

2249636 8100H
SR# 20251441981

Authentication: 203379842
Date: 04-07-25

# Delaware

The First State

CERTIFICATE OF CORRECTION, FILED THE TWENTY-SIXTH DAY OF AUGUST, A.D. 1996, AT 10:30 O`CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTH DAY OF MARCH, A.D. 1997, AT 9 O`CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE NINETEENTH DAY OF NOVEMBER, A.D. 2002, AT 5:11 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTEENTH DAY OF SEPTEMBER, A.D. 2003, AT 11:39 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE NINETEENTH DAY OF DECEMBER, A.D. 2006, AT 11 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF DECEMBER, A.D. 2011, AT 5:46 O`CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE FIRST DAY OF NOVEMBER, A.D. 2012, AT 5:39 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTEENTH DAY OF AUGUST, A.D. 2016, AT 3:17 O`CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE FOURTEENTH DAY OF NOVEMBER, A.D. 2017, AT 2:58 O`CLOCK P.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

2249636 8100H
SR# 20251441981

Authentication: 203379842
Date: 04-07-25

# Delaware

The First State

*CERTIFICATE OF DESIGNATION, FILED THE SIXTH DAY OF MARCH, A.D. 2019, AT 12:19 O`CLOCK P.M.*

*CERTIFICATE OF AMENDMENT, FILED THE THIRD DAY OF JUNE, A.D. 2019, AT 1:22 O`CLOCK P.M.*

*CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "HEMISPHERX BIOPHARMA, INC." TO "AIM IMMUNOTECH INC.", FILED THE TWENTY-SECOND DAY OF AUGUST, A.D. 2019, AT 2:45 O`CLOCK P.M.*

*AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRD DAY OF SEPTEMBER, A.D. 2019 AT 12:01 O'CLOCK A.M.*

*CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF MAY, A.D. 2023, AT 6:27 O`CLOCK P.M.*

*AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "AIM IMMUNOTECH INC.".*

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

2249636 8100H
SR# 20251441981

Authentication: 203379842
Date: 04-07-25

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 12/17/1990
750351009 - 2249636

# CERTIFICATE OF INCORPORATION

# OF

# HEM RESEARCH, INC.

THE UNDERSIGNED, for purpose of forming a corporation pursuant to the provisions of the General Corporation Law of Delaware, does hereby certify as follows:

**FIRST**: The name of the Corporation:

HEM RESEARCH, INC.

**SECOND**: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, and the name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

**THIRD**: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

**FOURTH**: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 12,500,000 shares, consisting of 10,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), and 2,500,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock").

All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to any shares of Preferred Stock. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the Preferred Stock, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of any series of Preferred Stock then outstanding have been paid or declared and set apartment for payment, and subject to the rights, if any, of the holders of any series of

Preferred Stock then outstanding to share in any remaining assets of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have authority to the fullest extent permitted under the General Corporation Law of Delaware to fix by resolution from time to time the designation of one or more series of Preferred Stock and the voting powers, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof and to fix or alter the number of shares comprising any such series, subject to any requirements of the Delaware General Corporation Law. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to determine and fix:

(a) the distinctive designation of such series and the number of shares to constitute such series;

(b) the rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(c) the right or obligation, if any, of the Corporation to redeem shares of the particular series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

(d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(e) the terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of capital stock of any other series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such series pursuant to a sinking

fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

(g) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any series of Preferred Stock;

(h) limitations, if any, on the issuance of additional shares of such series or any shares of any other series of Preferred Stock; and

(i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Certificate of Incorporation.

**FIFTH**: The name and the mailing address of the incorporator are as follows:

| Name | Mailing Address |
|---|---|
| Brian A. Berube | Choate, Hall & Stewart<br>Exchange Place, 53 State Street<br>Boston, MA 02109 |

**SIXTH:** The Corporation is to have perpetual existence.

**SEVENTH**: Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and the rights expressly provided for particular classes or series of stock, for the distribution among the stockholders of the Corporation of the assets of the Corporation as provided herein, wholly or in part or in kind, whether such assets be in cash or other property, and may authorize the Board of Directors of the Corporation to determine the valuation of the different assets of the Corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as provided herein) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

**EIGHTH**: Elections of directors need not be by ballot.

NINTH: The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation.

TENTH: This Corporation shall, to the maximum extent permitted from time to time under the laws of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person or the Corporation itself. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not taken in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended from time to time.

Any repeal or modification of this Article TENTH shall not increase the personal liability of any person for any act, omission or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or

protection of a person existing at the time of such repeal or modification.

**ELEVENTH**: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

December 17, 1990

Brian A. Berube
Brian A. Berube, Incorporator

1753b

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 01/16/1991
751016051 - 2249636

# CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A1 AND A2 PREFERRED STOCK OF HEM RESEARCH, INC.

The undersigned officers of HEM Research, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify that, pursuant to authority conferred by the Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of HEM Research, Inc., by Unanimous Written Consent, dated January 9, 1991, adopted a resolution providing for certain powers, designations, number, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 370,370 shares of Series A1 Preferred Stock, $.01 par value, and 487,805 shares of Series A2 Preferred Stock, $.01 par value, which resolution is as follows:

> RESOLVED: That pursuant to Article Fourth of the Certificate of Incorporation of this Corporation, the Board of Directors hereby establishes two series of Preferred Stock, $.01 par value, of the Corporation having the following powers, designations, number, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof:

## A. Description and Designation of Series A1 Preferred Stock and Series A2 Preferred Stock

1. Designation. A total of 370,370 shares of the Corporation's Preferred Stock shall be designated the "Series A1 Preferred Stock". A total of 487,805 shares of the Corporation's Preferred Stock shall be designated the "Series A2 Preferred Stock." As used herein, the term "Preferred Stock" used without reference to the Series A1 Preferred Stock or Series A2 Preferred Stock means the shares of Series A1 Preferred Stock and Series A2 Preferred Stock, share for share alike and without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires.

2. Dividends.

(a) Computation of Cumulative Dividends. (i) Series A1 Preferred Stock: The holders of the outstanding shares of Series A1 Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends at the annual rate of $.702 per share. Cumulative dividends on the Series A1 Preferred Stock shall be payable if, as and when declared.

(ii) Series A2 Preferred Stock: The holders of the outstanding shares of Series A2 Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the annual rate of $1.23 per share. Cumulative dividends on the Series A2 Preferred Stock shall be payable if, as and when declared.

Dividends on the Preferred Stock shall accrue from day to day on each share of Preferred Stock from the date of original issuance of such share, whether or not earned or declared, and shall accrue until paid.

All numbers relating to calculation of cumulative dividends shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock. Such dividends on the Preferred Stock shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock. Upon any voluntary conversion of the Preferred Stock under Section 5 hereof, all such accrued and unpaid dividends on the Preferred Stock to and until the date of such conversion shall be forfeited and shall not be due and payable.

(b) Restrictions on Distributions. Except to the extent in any instance approval is provided in writing by the holders of a majority of the outstanding shares of Preferred Stock (both series acting together as a class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any subsidiary to do any of the foregoing; provided, however, if any such action is effected with respect to the Preferred Stock, it shall be done proportionately equivalent for all holders of the Series A1 Preferred Stock and Series A2 Preferred Stock.

Notwithstanding the foregoing, subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing herein contained shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of the Preferred Stock; (iii) redeeming any stock of a deceased stockholder out of insurance held by the Corporation on that stockholder's life; or (iv) repurchasing any stock of any director, officer, employee, consultant or other person or entity, subject to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.

(c) Participating Dividends. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Preferred Stock shall be entitled, in addition to any cumulative dividends to which they may be entitled under Section 2(a) hereof, to the amount of dividends per share of Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which each share of Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend, less any dividends theretofore paid under Section 2(a) above.

3. Liquidation, Dissolution or Winding Up.

(a) Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series A1 Preferred Stock and Series A2 Preferred Stock with respect to liquidation preferences, the holders of each share of Series A1 Preferred Stock and Series A2 Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes whether such assets are capital, surplus or earnings, an amount equal to the greater of:

(i) $5.40 per share of Series A1 Preferred Stock, plus all accrued but unpaid cumulative dividends thereon, whether or not earned or declared; and $8.20 per share of Series A2 Preferred Stock, plus all accrued but unpaid cumulative dividends thereon, whether or not earned or declared; or

(ii) such amount per share of Preferred Stock as would have been payable had each such share of each series of Preferred Stock been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 hereof.

The amounts set forth above shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock.

If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A1 Preferred Stock and Series A2 Preferred Stock the full amounts to which they otherwise would be entitled, the holders of Series A1 Preferred Stock and Series A2 Preferred Stock shall share ratably in any distribution of available assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series A1 Preferred Stock and Series A2 Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full, based upon the aggregate liquidation preference dollar amounts payable upon all shares of Preferred Stock then outstanding (the "Liquidation Formula").

After such payment shall have been made in full to the holders of the Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock.

(b) Treatment of Reorganizations, Consolidations, Mergers, and Sales of Assets. A reorganization of the Common Stock as provided in Section 5(h) or a consolidation or merger of the Corporation or a sale of all or substantially all of the capital stock or assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; provided, however, that the holders of at least a majority of the outstanding shares of each series of Preferred Stock (each series

acting separately as a series) shall have the right with respect to each series of Preferred Stock to elect the benefits of the provisions of Section 5(h) hereof for such series in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3, subject in all cases to the exercise by the holders of Series A1 Preferred Stock of the special voting and redemption rights of such holders set forth in Section 8 hereof.

The provisions of this Section 3(b) and Section 5(h) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation incorporated in the United States of America that is engaged in a business similar or related to the business of the Corporation and which does not involve a recapitalization or reorganization of the Preferred Stock.

(c) Distributions Other than Cash. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation. All distributions (including distributions other than cash) made hereunder shall be made pro rata to each series of Preferred Stock in accordance with the Liquidation Formula described in Section 3(a) above. In the event of any dispute between the holders of the Preferred Stock and the Corporation regarding the determination of the fair market value of non-cash distributions, at the election of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall engage a consulting or investment banking firm selected by the Board of Directors and approved by the holders of a majority of the outstanding shares of Preferred Stock to prepare an independent appraisal of the fair market value of such property to be distributed. Each of the Corporation and the holders of a majority of the outstanding shares of Preferred Stock shall provide such approved appraiser with a written estimate of the fair market value of such property, and the expenses of any appraisal by such a consulting or investment banking firm shall be borne by the party whose own written estimate of fair market value proves to be furthest from that of such consulting or investment banking firm. In the event that the parties' estimates of fair market value differ from that of the consulting or investment banking firm by an equal amount, then the Corporation, on the one hand, and the holders of the Preferred Stock on the other, shall each pay fifty percent (50%) of such expenses.

4. **Voting Power.**

(a) General. Except as otherwise expressly provided in this Section 4 or Sections 7 and 8 hereof or as otherwise required by law, each holder of Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided in this instrument or as otherwise required by law, the holders of shares of Series A1 Preferred Stock, Series A2 Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

(b) Director Election Right. The holders of a majority of the outstanding shares of the Series A1 Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation (the "Series A1 Directors"). At any annual or special meeting of the Corporation (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Series A1 Preferred Stock shall constitute a quorum for the election of the Series A1 Directors. The holders of a majority of the shares of Series A1 Preferred Stock present in person or by proxy at any meeting relating to the election of directors (calculated after the determination of a quorum in accordance with the Corporation's By-laws) shall then be entitled to elect the two Series A1 Directors.

The Series A1 Directors are sometimes collectively referred to herein as the "Investor Directors."

Any director elected by the holders of the Series A1 Preferred Stock may be removed during his or her term of office, without cause, by and only by, the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Series A1 Preferred Stock. A vacancy in a seat held by a Series A1 Director shall be filled by vote or written consent of the holders of a majority of the outstanding shares of Series A1 Preferred Stock present in person at any meeting (calculated after the determination of a quorum) or by written consent. The number of directors of the Corporation at any time shall not exceed eleven (11) members.

(c) Special Director Election Right for Default. In addition to all rights conferred above with respect to the election of directors, the holders of Preferred Stock shall have the following rights with respect to the election of directors of the Corporation upon the occurrence of an Event of Noncompliance as described in this Section 4(c):

(i) Definition of Event of Noncompliance. An "Event of Noncompliance" will be deemed to have occurred if:

(a) the Corporation fails to make any redemption or liquidation payment with respect to the Preferred Stock which it is obligated to make hereunder, whether or not such payment is legally permissible; or

(b) the Corporation breaches or otherwise fails to perform or observe (i) the liquidation, redemption, dividend or conversion rights of the Preferred Stock, or (ii) Article IV, Section 4.02 (c), (d), (e), (g) or (h), Article V and/or Article VI of the Stock Purchase Agreement relating to the issuance of the Preferred Stock, and such breach or failure is not cured by the Corporation within 60 days after notice thereof is furnished or, if earlier, required to be furnished by the Corporation, or after the Corporation discovers such breach; provided that no Event of Noncompliance will be deemed to have occurred under this subparagraph (b) if the Corporation establishes (to the reasonable satisfaction of the holders of a majority of the Preferred Stock then outstanding) that (w) the particular Event of Noncompliance has not been caused by knowing or purposeful conduct by the Corporation or any subsidiary, and (x) the Corporation has exercised, and continues to exercise, best efforts to cure, if possible, the Event of Noncompliance, and (y) the Event of Noncompliance is not material to the Corporation's financial condition, operations, assets or business prospects, and (z) the Event of Noncompliance is not material to any holder's investment in the Preferred Stock.

(ii) Consequences of Certain Events of Noncompliance. If any Event of Noncompliance has occurred and is continuing for such 60-day period, the number of directors constituting the Corporation's Board of Directors will, at the request and approval of the holders of a majority of the Preferred Stock then outstanding, be increased by such number as will constitute a minimum majority of the Board of Directors, and the holders of a majority of the outstanding shares of Preferred Stock will have the special right, voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the Corporation's capital stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships, and to fill any vacancies in such directorships.

The special right of the holders of Preferred Stock to elect a majority of the members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (ii), at any annual or special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders' meeting. Such special right will continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right will terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

At any time when such special right has vested in the holders of Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holders of at least 10% of the Preferred Stock then outstanding, addressed to the Secretary or Assistant Secretary of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing directors pursuant to this Section. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least a majority of the shares of Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after delivery of such written request upon the Secretary or Assistant Secretary of the Corporation or within 20 days after mailing it to the Secretary or Assistant Secretary of the Corporation at its principal office, then the holders of at least 10% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. Any holder of Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this Section.

At any meeting or at any adjournment thereof at which the holders of Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Preferred Stock exercising such special right. The vote of a majority of such quorum present in person or by proxy at any meeting shall be required to elect or remove any such director.

Any director so elected by the holders of Preferred Stock shall continue to serve as a director until the expiration of the lesser of (a) a period of six months following the date on

which there is no longer any Event of Noncompliance in existence or (b) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the Board of Directors of the Corporation shall decrease to such number as constituted the whole Board of Directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to this special right of the holders of Preferred Stock to elect directors. If any Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

5. Conversion Rights. The holders of the Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

(a) General. Subject to and in compliance with the provisions of this Section 5, any shares of the Series A1 Preferred Stock or Series A2 Preferred Stock may, at the option of any holder, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A1 Preferred Stock or Series A2 Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series A1 Preferred Stock or Series A2 Preferred Stock being converted at any time.

(b) Applicable Conversion Rate. The conversion rate in effect at any time for the Preferred Stock (the "Applicable Conversion Rate") shall be, (i) with respect to the Series A1 Preferred Stock, the quotient obtained by dividing $5.40 by the Series A1 Applicable Conversion Value, calculated as provided in Section 5(c) (the "Series A1 Applicable Conversion Rate"), and (ii) with respect to the Series A2 Preferred Stock, the quotient obtained by dividing $8.20 by the Series A2 Applicable Conversion Value, calculated as provided in Section 5(c) (the "Series A2 Applicable Conversion Rate").

(c) Applicable Conversion Value. The Applicable Conversion Value in effect from time to time, except as adjusted in accordance with Section 5(d) hereof, shall be, (i) $5.40 with respect to the Series A1 Preferred Stock (the "Series A1 Applicable Conversion Value") and (ii) $8.20 with respect to the Series A2 Preferred Stock (the "Series A2 Applicable Conversion Value").

(d) Adjustments to Applicable Conversion Value of Each Series of Preferred Stock.

(i)(A) Upon Dilutive Issuances of Common Stock or Convertible Securities. If the Corporation shall, while there are any shares of Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents without consideration or at a price per share less than the Applicable Conversion Value for any series of Preferred Stock in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value for any series of Preferred Stock upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Applicable Conversion Value by a fraction:

(1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the conversion of all presently exercisable options, warrants, purchase right or convertible securities), plus (b) the number of shares of Common Stock or Common Stock Equivalents which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the Applicable Conversion Value for such series of Preferred Stock in effect immediately prior to such issuance, and

(2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all presently exercisable options, warrants, purchase right or convertible securities), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

The provisions of this Section 5(d)(i)(A) may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of the holders of a majority of the outstanding shares of Preferred Stock. Such waiver shall apply with equal force and effect to both series of Preferred Stock if any adjustment described above would affect both such series of Preferred Stock.

(i)(B) Upon Dilutive Issuances of Warrants, Options and Purchase Rights to Common Stock or Convertible Securities.

(1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock with respect to adjustments in the Applicable Conversion Values of the Preferred Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Applicable Conversion Value for the Series A1 Preferred Stock or Series A2 Preferred Stock in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value for the Series A1 Preferred Stock or Series A2 Preferred Stock shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

(2) Adjustments for Cancellation or Expiration of Common Stock Equivalents. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Applicable Conversion Value for the Series A1 Preferred Stock or Series A2 Preferred Stock will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had the adjustments made to the Applicable Conversion Value for the Series A1 Preferred Stock or Series A2 Preferred Stock since the date of issuance of such Common Stock Equivalents been made to such Applicable Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Applicable Conversion Value for the Series A1 Preferred Stock or Series A2 Preferred Stock with respect to this paragraph which relates to Common Stock Equivalents shall be disregarded if, as, and when all of such Common Stock Equivalents expire or are cancelled without being exercised, or are repurchased by the Company at a price per share at or less than the original purchase price, so that the Applicable Conversion Value for any series of Preferred Stock effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value for the Series A1 Preferred Stock or Series A2 Preferred Stock in effect at the time of the issuance of the

expired or cancelled Common Stock Equivalents, with such additional adjustments as would have been made to the Applicable Conversion Value for the Series A1 Preferred Stock or Series A2 Preferred Stock had the expired or cancelled Common Stock Equivalents not been issued.

(3) Net Consideration Per Share. For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

(a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

(b) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

(i)(C) Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for (i) dividends payable in shares of Common Stock payable pro rata to holders of Series A1 Preferred Stock and Series A2 Preferred Stock and to holders of any other class of stock (whether or not paid to holders of any other class of stock), or (ii) with respect to the Series A1 Preferred Stock and Series A2 Preferred Stock, dividends payable in shares of Series A1 Preferred Stock or Series A2 Preferred Stock; provided, however, that holders of any shares of Preferred Stock shall be entitled to receive in place of such Preferred Stock the shares of Common Stock for which the shares of Preferred Stock are then convertible.

(i)(D) Consideration Other than Cash. For purposes of this Section 5(d)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of

the securities described in this Section 5(d)(i) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation. In the event of any dispute between the holders of the Preferred Stock and the Corporation regarding the determination of fair market value, at the option of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall engage a consulting firm or investment banking firm selected by the holders of a majority of the outstanding shares of Preferred Stock to prepare an independent appraisal of the fair market value of such property to be distributed. Each of the Corporation and the holders of a majority of the outstanding shares of Preferred Stock shall provide such approved appraiser with a written estimate of the fair market value of such property, and the expenses of any appraisal by such a consulting or investment banking firm shall be borne by the party whose own written estimate of fair market value proves to be furthest from that of such consulting or investment banking firm. In the event that the parties' estimates of fair market value differ from that of the consulting or investment banking firm by an equal amount, then the Corporation, on the one hand, and the holders of the Preferred Stock on the other, shall each pay fifty percent (50%) of such expenses.

(i)(E) <u>Exceptions to Anti-dilution Adjustments; Basket for Reserved Employee Shares</u>. This Section 5(d)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below). Further, this Section 5(d)(i) shall not apply with respect to:

(1) the issuance or sale of up to 500,000 shares of Common Stock, or the grant of options exercisable therefor, issued or issuable after the original issue date of the Series A1 Preferred Stock and Series A2 Preferred Stock to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans approved by a majority of the members of the Board of Directors; <u>provided</u>, <u>however</u>, that the number set forth above may be increased from time to time by a vote of all the Investor Directors or by the written consent of the holders of two-thirds of the outstanding shares of Preferred Stock;

(2) securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation of all or substantially all of the capital stock or assets of any other entity or business organization, or securities issued solely in consideration for the grant by or to the Corporation of marketing rights, distribution rights,

license rights or similar rights granted by or to the Corporation in consideration of the exchange of proprietary technology, whether of the Corporation or any other entity, provided the issuance of such securities is approved by two-thirds of the members of the Board of Directors; or

(3) the issuance of up to 189,742 shares of Common Stock in settlement of claims under warrants issued prior to January 1, 1991 by HEM Research, Inc., a Maryland corporation ("HEM-Md"), to Oppenheimer & Co., or pursuant to options granted prior to January 1, 1991 by HEM-Md to certain investors permitting them to purchase shares upon the exercise of such warrants.

The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation.

(d)(ii) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series A1 Applicable Conversion Value or Series A2 Applicable Conversion Value (as the case may be) (and all other conversion values set forth in Section 5(d)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series A1 Applicable Conversion Value or the Series A2 Applicable Conversion Value (as the case may be) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A1 Applicable Conversion Value or Series A2 Applicable Conversion Value (as the case may be). The Series A1 Applicable Conversion Value or Series A2 Applicable Conversion Value (as the case may be), as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

(e) Automatic Conversion Upon Public Offering or Election of Preferred Stock.

(i) Mandatory Conversion of Preferred Stock. Immediately upon (1) the effectiveness of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $10,000,000 (calculated after deducting underwriters' discounts and commissions but before calculation of expenses), and in which the price per share of Common Stock equals or exceeds $16.20 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock), or (2) the approval, set forth in a written notice to the Corporation, of the holders of at least a majority of the outstanding shares of Preferred Stock (acting together as a class) of an election to convert Preferred Stock into Common Stock, then all outstanding shares of both series of Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Preferred Stock are then convertible pursuant to Section 5 hereof as of the closing and consummation of such underwritten public offering, or the stated date of approval of such holders of Preferred Stock, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

(ii) Surrender of Certificates Upon Mandatory Conversion. Upon the occurrence of the conversion events specified in the preceding paragraph (i), the holders of the Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock so surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing the shares of Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

(f) Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash

dividends or distributions), then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Preferred Stock.

(g) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(h) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation or the acquisition by the Corporation of other businesses where the Corporation survives as a going concern, as further provided in Section 3(b) hereof), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have

been entitled if such holder had converted its shares of Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 to the end that the provisions of this Section 5 (including adjustment of the Series A1 Applicable Conversion Value or Series A2 Applicable Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of such shares of Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

The holders of at least a majority of the outstanding shares of each series of Preferred Stock, each such series voting separately as a series, upon the occurrence of a capital reorganization, merger or consolidation of the Corporation, or the sale of all or substantially all its capital stock or assets, as such events are more fully set forth in the first paragraph of this Section 5(h), shall have the option of electing treatment for the series of the Preferred Stock under either this Section 5(h) or Section 3 hereof, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event.

The foregoing rights are expressly made subject to and subordinate to the special voting and redemption rights of the Series A1 Preferred Stock set forth in Section 8 hereof.

(i) <u>Certificate as to Adjustments; Notice by Corporation</u>. In each case of an adjustment or readjustment of the Series A1 Applicable Conversion Rate or Series A2 Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Preferred Stock so affected with a certificate prepared by the Treasurer or chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

(j) <u>Exercise of Conversion Privilege</u>. To exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date". As promptly as

practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(k) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

(l) Partial Conversion. In the event some but not all of the shares of Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted.

(m) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscription or purchase rights for Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by any warrants, options,

subscriptions or purchase rights for such Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(n) No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Preferred Stock.

(o) Special Mandatory Conversion.

(a) Play or Pay Provision. When any holder of shares of Preferred Stock is entitled to exercise its right of first refusal as set forth in Article VI of the Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") relating to the original issuance of the Preferred Stock between the Corporation and the other parties named therein (the "Right of First Refusal") with respect to any equity financing (the "Equity Financing") of the Corporation which would result in a reduction of the Series A1 Applicable Conversion Value, and (i) the Corporation has fully complied in all respects with its obligations pursuant to Article VI of the Purchase Agreement in respect thereof, and (ii) the provisions of the Right of First Refusal have not been waived or amended by the holders of a majority of the outstanding shares of Preferred Stock, if such holder (a "Non-Participating Holder") does not, by exercise of such holder's Right of First Refusal, acquire not less than his Special Proportionate Percentage (as hereinafter defined) of the Allocated Offered Securities (as hereinafter defined) offered to all holders of the Preferred Stock in such Equity Financing (a "Mandatory Offering"), then all of such holder's shares of Preferred Stock shall automatically and without further action on the part of such holder be converted effective subject to and concurrently with consummation of the Mandatory Offering (the "Mandatory Offering Date") as follows: each share of Preferred Stock held by such Non-Participating Holder shall be converted into one share of a newly created series of preferred stock (having such number of shares as the Board of Directors may by resolution fix) which such series shall be identical in all respects to that series of Preferred Stock so converted, except that the Applicable Conversion Value of such series shall be fixed immediately prior to the Mandatory Offering Date and shall be subject to no further adjustments as provided in Section 5(d)(i)(A) and 5(d)(i)(B). The Board of Directors shall take all necessary actions to designate such new series. Upon such conversion, the shares of Preferred Stock so converted shall be cancelled and not subject to reissuance. As used in this subsection (o), the following terms shall have the following meanings:

(1) "**Allocated Offered Securities**" shall mean as to any holder of Preferred Stock that portion of the gross amount of offered securities which has expressly been allocated for purchase by the holders of the Preferred Stock as a group, it being understood that for purposes of this subsection (c) that Allocated Offered Securities may represent an amount of offered securities that is less (but in no event greater) than the amount of offered securities which the Corporation is otherwise required to offer to the holders of Preferred Stock pursuant to the Right of First Refusal under the Purchase Agreement; and

(2) "**Special Proportionate Percentage**" shall mean as to any holder of Preferred Stock, that percentage figure which expresses the ratio which (x) the number of shares of outstanding Common Stock then owned by such holder bears to (y) the aggregate number of shares of Common Stock actually issued and outstanding and then owned by all holders of shares of Common Stock. For purposes solely of the computation required for determination of the Special Proportionate Percentage, each holder of outstanding Preferred Stock shall be treated as the holder of the number of shares of Common Stock which would be issuable to such holder upon conversion, exercise or exchange of all securities (including any shares of Preferred Stock) held by such holder at the time of such Equity Financing, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock.

(b) Surrender of Certificates. The holder of any shares of Preferred Stock converted pursuant to this Section 5, shall deliver to the Corporation during regular business hours at the office of the Corporation, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the new series of preferred stock to which such holder is entitled. The person in whose name the certificate for such new series of preferred stock is to be issued shall be deemed to have become a stockholder of record on the Mandatory Offering Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

(c) Subsequent Issuances. In the event that at any time the Special Mandatory Conversion set forth in this Section 5 shall not be effective as to all shares of the Preferred Stock then outstanding, the Board of Directors shall take all necessary actions to designate a new series of preferred

stock (having such distinctive designations and number of shares as the Board of Directors may by resolution fix) on each such subsequent occasion that (i) any Equity Financing occurs, and (ii) any holder of Preferred Stock does not by exercise of such holder's Right of First Refusal acquire his Special Proportionate Percentage of the Allocated Offered Securities then so offered to the holders of all Preferred Stock. Each share of such Non-Participating Holder's shares of Preferred Stock shall be converted into one share of such newly-created series of preferred stock concurrently with the consummation of the subject Mandatory Offering. Such new series of preferred stock shall be identical in all respects, except with respect to the Applicable Conversion Value then in effect, to the new series of preferred stock created pursuant to the provisions of this Section 5.

6. Redemption Rights of Series A1 Preferred Stock.

(a) Mandatory Redemption. Commencing on January 1, 1997 and on each of the next two anniversaries thereafter, the Corporation shall redeem, according to the percentages listed below, any unconverted shares of Series A1 Preferred Stock according to the amounts indicated.

| Date of Redemption | Percentage of Redemption Amount of Series A1 Preferred Stock then Outstanding to be Redeemed |
|---|---|
| January 1, 1997 | 33% |
| January 1, 1998 | 50% |
| January 1, 1999 | 100% |

The redemption price for each share of Series A1 Preferred Stock redeemed pursuant to this Section 6 shall be $5.40 per share of Series A1 Preferred Stock plus all accrued and unpaid dividends, whether or not earned or declared, on such shares up to and including the date fixed for redemption (the "Series A1 Redemption Price"). Each redemption of shares of Series A1 Preferred Stock shall be made so that the number of shares of Series A1 Preferred Stock held by each registered holder shall be reduced in an amount which shall bear the same ratio to the total number of shares of Series A1 Preferred Stock being so redeemed as the number of shares of Series A1 Preferred Stock then held by such registered holder bears to the aggregate number of shares of Series A1 Preferred Stock then outstanding.

The redemption of all or any portion of the shares of Series A1 Preferred Stock to be redeemed by the Company pursuant to this Section 6(a) may be waived in whole or in part (such partial waiver to apply on a pro rata basis to holders of shares of Series A1 Preferred Stock) by the written consent of the holders of at least a majority of the outstanding shares of

Series A1 Preferred stock. Such waiver shall be in writing and delivered to the Company before the date of such redemption and such waiver shall be on the terms and conditions specified therein.

(b) Equitable Adjustment. The Series A1 Redemption Price set forth in this Section 6 shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Series A1 Preferred Stock of the Corporation.

(c) Redemption Notice. At least 45 days prior to the Redemption Date, written notice (hereinafter referred to as the "Redemption Notice") shall be mailed, first class or certified mail, postage prepaid, by the Corporation to each holder of record of Series A1 Preferred Stock which is to be redeemed, at its address shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Series A1 Preferred Stock as provided in Section 6(a) hereof. The Redemption Notice shall contain the following information:

(i) the number of shares of Series A1 Preferred Stock held by the holder which shall be redeemed by the Corporation and the total number of shares of Series A1 Preferred Stock held by all holders to be so redeemed;

(ii) the Redemption Date and the Series A1 Redemption Price; and

(iii) that the holder is to surrender to the Corporation, at the place designated therein, its certificate or certificates representing the shares of Series A1 Preferred Stock to be redeemed.

(d) Surrender of Certificates. Each holder of shares of Series A1 Preferred Stock to be redeemed shall surrender the certificate(s) representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the Series A1 Redemption Price for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate(s) and each surrendered certificate shall be cancelled and retired. In the event some but not all of the shares of Series A1 Preferred Stock represented by a certificate(s) surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A1 Preferred Stock which were not redeemed.

(e) Dividends and Conversion after Redemption. From and after the later of the Redemption Date or 45 days from the

date the Corporation shall have given the Redemption Notice, no shares of Series A1 Preferred Stock subject to redemption shall be entitled to any further dividends pursuant to Section 2 hereof or to the conversion provisions set forth in Section 5 hereof.

(f) Insufficient Funds for Redemption. If the funds of the Corporation legally available for redemption of the Series A1 Preferred Stock on the Redemption Date are insufficient to redeem the number of shares of Series A1 Preferred Stock to be so redeemed on such Redemption Date, the holders of shares of Series A1 Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Redemption Date were redeemed in full. The shares of Series A1 Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein, notwithstanding Section 6(e) above. In addition to the foregoing, holders of shares of Series A1 Preferred Stock not actually redeemed shall be entitled to retain the conversion privileges set forth under Section 5 hereof, and shall further be entitled to an increase in the Series A1 Applicable Conversion Rate equal to ten percent (10%) of the Series A1 Applicable Conversion Rate then in effect for every six (6) month period (or ratably for any portion thereof) during which (i) the Corporation has failed to redeem the Series A1 Preferred Stock in accordance with the terms hereof and (ii) the holders of shares of Series A1 Preferred Stock have not exercised the Special Director Election Right for Default pursuant to Section 4(c) above with respect to such failure to redeem. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A1 Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. In the event that funds are not legally available for the payment in full of the Series A1 Redemption Price for the actual number of shares of Series A1 Preferred Stock to be so redeemed on the Redemption Date, then the Corporation shall be obligated to make such partial redemption ratably in proportion to the respective amounts which would be payable with respect to the outstanding shares of the Series A1 Preferred Stock upon redemption if the Series A1 Redemption Price payable on or with respect to said shares was paid in full, based upon the aggregate amounts payable in respect of the redemption of the shares of Series A1 Preferred Stock then outstanding. The rights of redemption of the holders of Series A1 Preferred Stock are subject to the rights and preferences of any class or series of Preferred Stock designated to be senior to, or on a parity with, the Series A1 Preferred Stock with respect to rights of redemption.

7. **Restrictions and Limitations.**

(a) Corporate Action; Amendments to Charter. The Corporation shall not take any corporate action or otherwise amend its Certificate of Incorporation without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A1 and Series A2 Preferred Stock, voting together as a single class, each share of Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Preferred Stock or materially adversely affect the rights of the holders of the Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series A1 and Series A2 Preferred Stock, voting together as a single class, if such amendment or corporate action would:

(i) cause the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Series A1 Preferred Stock otherwise than as provided for in Section 6 hereof; or

(ii) authorize or issue, or obligate the Corporation to authorize or issue, additional shares of Preferred Stock senior to or on a parity with the Preferred Stock with respect to liquidation preferences, dividend rights or redemption rights, except for the designation and issuance of shares of Preferred Stock approved in any instance by the Investor Directors or by the holders of a majority of the outstanding shares of Preferred Stock; or

(iii) reduce the amount payable to the holders of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(iv) adversely affect the liquidation preferences, dividend rights, voting rights or redemption rights of the holders of Preferred Stock;

(v) cancel or modify the conversion rights of the holders of Preferred Stock provided for in Section 5 herein; or

(vi) provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation.

8. **Special Voting and Redemption Right of Series A1 Preferred Stock**. Anything contained in this instrument to the contrary notwithstanding, the holders of a majority of the outstanding shares of Series A1 Preferred Stock, voting separately as a series, shall have the right to vote on, or render any written consent in lieu of a vote at a meeting of stockholders, and approve any sale of all or substantially all of the assets or capital stock of the Corporation, or merger, consolidation or reorganization of the Corporation in which the Corporation is the target or acquired corporation in any business combination or acquisition, or any other form of business combination in which control of the Corporation is transferred (individually, a "Business Combination").

In the event a Business Combination is approved, in accordance with the applicable general corporation law of the state of incorporation of the Corporation, by the holders of the requisite percentage of all other classes or series of capital stock of the Corporation (whether voting separately or together as a class, as required by applicable law), but such Business Combination is not so approved by the holders of Series A1 Preferred Stock, then the holders of the Series A1 Preferred Stock shall be entitled to receive, in preference to all other classes or series of capital stock of the Corporation, in exchange for such shares of Series A1 Preferred Stock (whether by tender offer, redemption, conversion, exchange or otherwise) cash or freely-tradeable, marketable securities of a corporation subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (or any combination of cash or freely-tradeable securities), with a fair market value (net of transaction costs) such that the holders of Series A1 Preferred Stock shall realize a return on investment equal to or not less than a 25% compounded, annualized internal rate of return over the original purchase price of the Series A1 Preferred Stock, calculated from the date of original investment by the holders of Series A1 Preferred Stock through the date of consummation of such Business Combination.

In the event the Business Combination is approved by the holders of a majority of the outstanding shares of Series A1 Preferred Stock, the provisions of this Section shall not apply.

9. **No Dilution or Impairment**. The Corporation will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of

the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

10. <u>Notices of Record Date</u>. In the event of

(a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

(c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

EXECUTED this 16th day of January, 1991.

E. Paul Charlap, President

ATTEST:

Linda G. Fineman, Secretary

169EAB1355/1.A03

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 01/17/1991
751017054 - 2249636

# MERGER AGREEMENT

THIS AGREEMENT OF MERGER, dated as of December 21, 1990, by and between HEM Research, Inc., a Maryland corporation ("HEM-Md"), and HEM Research, Inc., a Delaware corporation ("HEM-Del").

The Board of Directors of HEM-Md has determined that it is advisable for HEM-Md to reincorporate as a Delaware corporation. The purpose of this Agreement of Merger is to effectuate such reincorporation through the merger of HEM-Md with and into its wholly-owned subsidiary, HEM-Del.

NOW, THEREFORE, HEM-Md and HEM-Del hereby agree as follows:

ARTICLE 1. The Merger.

Section 1.1. The Merger. In accordance with the provisions of this Merger Agreement, the Delaware General Corporation Law and the Maryland General Corporation Law, HEM-Md shall be merged with and into HEM-Del (the "Merger"). Following the Merger, HEM-Del shall continue as the surviving corporation (the "Surviving Corporation").

Section 1.2. Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

(a) This Merger Agreement and the Merger shall have been adopted and approved by the stockholders of HEM-Md and HEM-Del in accordance with the requirements of the Maryland General Corporation Law and the Delaware General Corporation Law;

(b) This Merger Agreement or a Certificate of Merger shall have been filed with the Secretary of State of Delaware; and

(c) Articles of Merger shall have been filed with the Secretary of State of Maryland.

ARTICLE II. The Surviving Corporation.

Section 2.1. Name. The name of the Surviving Corporation upon the effectiveness of the Merger shall be:

HEM Research, Inc.

Section 2.2 Registered Agent. The address of the Surviving Corporation's registered office in the State of

Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, and the name of the Surviving Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

Section 2.3. Certificate of Incorporation. The Certificate of Incorporation of HEM-Del as in effect immediately prior to the Merger shall continue as the Certificate of Incorporation of the Surviving Corporation.

Section 2.4. By-Laws. The By-Laws of HEM-Del as in effect immediately prior to the Merger shall continue as the By-Laws of the Surviving Corporation.

Section 2.5. Directors, Officers, Employees and Agents. The directors and officers of HEM-Md immediately prior to the effectiveness of the Merger shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation. Employees and agents of HEM-Md on the effectiveness of the Merger shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of HEM-Md.

ARTICLE III. Manner of Conversion of Stock.

Section 3.1. Conversion of HEM-Md Common Stock. Upon the effectiveness of the Merger, each share of Common Stock, $.01 par value, and each share of Class A Non-Voting Common Stock, $.01 par value, of HEM-Md then outstanding shall, by virtue of the Merger and without surrender of stock certificates or any action by the holder of such shares or any other person, be converted into and exchanged for one-tenth of one fully paid and non-assessable share of Common Stock, $.01 par value, of the Surviving Corporation. Until exchanged, stock certificates representing shares of HEM-Md will be deemed to represent the shares of Common Stock of HEM-Del into which they have been converted. A number of shares of the Surviving Corporation's Common Stock shall be reserved for the issuance upon the exercise of options, warrants, stock purchase rights and other convertible securities equal to one-tenth of the number of shares of HEM-Md Common Stock so reserved immediately prior to the effectiveness of the Merger.

Section 3.2. HEM-Md Options, Stock Purchase Rights and Other Convertible Securities. Upon the effectiveness of the Merger, the Surviving Corporation shall assume and continue (including the issuance of further options under) the HEM Research, Inc. 1990 Stock Option Plan (the "Option Plan"), as well as any warrant, option or convertible security outstanding under any other plan, agreement or arrangement, and each

outstanding and unexercised option, warrant, right to purchase shares of HEM-Md stock and any other security convertible into HEM-Md stock, if any, shall become an option, warrant or right to purchase shares of, or a security convertible into, the Surviving Corporation's Common Stock. Such securities shall be converted into the Surviving Corporation's securities on the basis of one-tenth of one share of Surviving Corporation's stock for each share of HEM-Md's stock issuable pursuant to any option, warrant, stock purchase right or other convertible security, on the same terms and conditions and at an exercise or conversion price per share equal to ten times the per share exercise or conversion price applicable to any such HEM-Md option, warrant, right or other convertible security of the effectiveness of the Merger. After the Merger, all references in the Option Plan to HEM-Md shall be deemed to refer to the Surviving Corporation and all references to stock of HEM-Md shall be deemed to refer to the stock of the Surviving Corporation.

Section 3.3. HEM-Del Common Stock. Upon the effectiveness of the Merger, each share of Common Stock, $.01 par value, of HEM-Del then outstanding shall, by virtue of the Merger and without any action by the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

Section 3.4. Fractional Shares. There shall be no fractional shares issued as a result of the conversion. Any fractional amount resulting from the conversion in the aggregate of the shares of Common Stock, $.01 par value, and Class A Non-Voting Common Stock, $.01 par value, held by any stockholder of HEM-Md into shares of Common Stock, $.01 par value, of the Surviving Corporation, shall be rounded up to the nearest whole number.

ARTICLE IV. General.

Section 4.1. Abandonment. At any time before the effectiveness of the Merger, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the majority vote of Board of Directors of either HEM-Md or HEM-Del or both, notwithstanding the approval of this Merger Agreement by the stockholders of HEM-Md or HEM-Del or both.

Section 4.2. Availability of Merger Agreement. An original or attested copy of this Merger Agreement will be on file at the principal place of business of the Surviving Corporation at One Penn Center, 1617 JFK Boulevard, Philadelphia, PA 19103, and copies thereof will be furnished to any shareholder of HEM-Md or HEM-Del, upon request and without cost.

Section 4.3. Governing Law. This Merger Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware, and, so far as applicable, the merger provisions of the Maryland General Corporation Law.

IN WITNESS WHEREOF, the parties hereto have executed this Merger Agreement as of the day and year first above written.

HEM RESEARCH, INC.
a Maryland Corporation

By [signature]
E. Paul Charlap, President

Attest:
[signature]
Secretary

HEM RESEARCH, INC.
a Delaware Corporation

By [signature]
E. Paul Charlap, President

Attest:
[signature]
Secretary

## CERTIFICATE OF SECRETARY

I, Linda G. Fineman, Secretary of HEM Research, Inc., a Delaware corporation, ("HEM-Del"), do hereby certify in accordance with the Delaware General Corporation Law, that the foregoing Merger Agreement, after having been first duly approved by the Board of Directors of HEM-Del and duly executed by HEM-Del and HEM Research, Inc., a Maryland corporation, was duly approved by the written consent of the sole stockholder of HEM-Del.

IN WITNESS WHEREOF, I have executed this Certificate this 27th day of December, 1990.

Linda G. Fineman

Linda G. Fineman, Secretary

## CERTIFICATE OF SECRETARY

I, Linda G. Fineman, Clerk of HEM Research, Inc., a Maryland corporation ("HEM-Md"), do hereby certify in accordance with the Delaware General Corporation Law, that the foregoing Merger Agreement, after having been first duly approved by the Board of Directors of HEM-Md and duly executed by HEM-Md and HEM Research, Inc., a Delaware corporation, was duly submitted to the stockholders of HEM-Md and approved by the affirmative vote of all of all stockholders of HEM-Md entitled to vote thereon.

IN WITNESS WHEREOF, I have executed this Certificate this 27th day of December, 1990.

Linda G. Fineman

Linda G. Fineman, Secretary

2236b

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 05/31/1991
751151063 - 2249636

# CERTIFICATE OF AMENDMENT

of

# HEM RESEARCH, INC.

The undersigned officers of HEM Research, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify:

**FIRST:** That the Certificate of Incorporation of the Corporation has been amended by changing Article FIRST to read as follows:

**FIRST:** The name of the Corporation:

HEM Pharmaceuticals Corp.

**SECOND:** That in lieu of a meeting and vote of stockholders, the holders of the Corporation's outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in said Section 228 to every stockholder entitled to said notice.

**THIRD:** That the aforesaid amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

EXECUTED this 31st day of May, 1991.

Martin H. Dubilier,
Chairman of the Board

ATTEST:

Michael Arthur Walsh,
Assistant Secretary

5948b

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:15 PM 10/29/1991
751302059 - 2249636

# CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES B PREFERRED STOCK OF HEM PHARMACEUTICALS CORP.

The undersigned officers of HEM Pharmaceuticals Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify that, pursuant to authority conferred by the Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Series B Preferred Stock Committee of the Board of Directors of HEM Pharmaceuticals Corp., by Unanimous Written Consent, dated October 29, 1991, adopted a resolution providing for certain powers, designations, number, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 444,448 shares of Series B Preferred Stock, $.01 par value, which resolution is as follows:

> RESOLVED: That pursuant to Article Fourth of the Certificate of Incorporation of this Corporation, the Series B Preferred Stock Committee of the Board of Directors hereby establishes a series of Preferred Stock, $.01 par value, of the Corporation having the following powers, designations, number, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof:

## A. Description and Designation of Series B Preferred Stock

1. Designation. A total of 444,448 shares of the Corporation's Preferred Stock shall be designated the "Series B Preferred Stock". As used herein, the term "Preferred Stock" used without reference to the Corporation's Series A1 Preferred Stock, Series A2 Preferred Stock or Series B Preferred Stock means the shares of Series A1 Preferred Stock, Series A2 Preferred Stock and Series B Preferred Stock, share for share alike and without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires.

2. Dividends.

(a) Computation of Cumulative Dividends. The holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the annual rate of $1.35 per share. Cumulative dividends on the Series B Preferred Stock shall be payable if, as and when declared.

Dividends on the Series B Preferred Stock shall accrue from day to day on each share of Series B Preferred Stock from the date of original issuance of such share, whether or not earned or declared, and shall accrue until paid.

All numbers relating to calculation of cumulative dividends shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series B Preferred Stock. Such dividends on the Series B Preferred Stock shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock. Upon any voluntary conversion of the Series B Preferred Stock under Section 5 hereof, all such accrued and unpaid dividends on the Series B Preferred Stock to and until the date of such conversion shall be forfeited and shall not be due and payable.

(b) Restrictions on Distributions. Except to the extent in any instance approval is provided in writing by the holders of a majority of the outstanding shares of Preferred Stock (all series acting together as a class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any subsidiary to do any of the foregoing; provided, however, if any such action is effected with respect to the Preferred Stock, it shall be done proportionately equivalent for all holders of the Series A1 Preferred Stock, Series A2 Preferred Stock and Series B Preferred Stock.

Notwithstanding the foregoing, subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing herein contained shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of the Preferred Stock; (iii) redeeming any stock of a deceased stockholder out of insurance held by the Corporation on that stockholder's life; or (iv) repurchasing any stock of any director, officer, employee, consultant or other person or entity, subject to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.

(c) Participating Dividends. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Preferred Stock shall be entitled, in addition to any cumulative dividends to which they may be entitled under Section 2(a) hereof, to the amount of dividends per share of Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which each share of Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend, less any dividends theretofore paid under Section 2(a) above.

3. Liquidation, Dissolution or Winding Up.

(a) Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series B Preferred Stock with respect to liquidation preferences, the holders of each share of Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of

all classes whether such assets are capital, surplus or earnings, an amount equal to the greater of:

(i) $5.40 per share of Series A1 Preferred Stock, *plus* all accrued but unpaid cumulative dividends thereon, whether or not earned or declared; $8.20 per share of Series A2 Preferred Stock, *plus* all accrued but unpaid cumulative dividends thereon, whether or not earned or declared, and $9.00 per share of Series B Preferred Stock, *plus* all accrued but unpaid cumulative dividends thereon, whether or not earned or declared or

(ii) such amount per share of Preferred Stock as would have been payable had each such share of each series of Preferred Stock been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 hereof.

The amounts set forth above shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock.

If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A1 Preferred Stock, Series A2 Preferred Stock and Series B Preferred Stock the full amounts to which they otherwise would be entitled, the holders of Series A1 Preferred Stock, Series A2 Preferred Stock and Series B Preferred Stock (which is deemed for purposes of this Section 3 to be on a parity with the Series A1 Preferred Stock and Series A2 Preferred Stock) shall share ratably in any distribution of available assets *pro rata* in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series A1 Preferred Stock, Series A2 Preferred Stock and Series B Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full, based upon the aggregate liquidation preference dollar amounts payable upon all shares of Preferred Stock then outstanding (the "Liquidation Formula").

After such payment shall have been made in full to the holders of the Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust

for the account of holders of the Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock.

(b) Treatment of Reorganizations, Consolidations, Mergers, and Sales of Assets. A reorganization of the Common Stock as provided in Section 5(h) or a consolidation or merger of the Corporation or a sale of all or substantially all of the capital stock or assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; provided, however, that the holders of at least a majority of the outstanding shares of Preferred Stock shall have the right with respect to the Preferred Stock to elect the benefits of the provisions of Section 5(h) hereof for such Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3, subject in all cases to the exercise by the holders of Series A1 Preferred Stock of the special voting and redemption rights of such holders set forth in Section 8 of the Certificate of Designations, Preferences and Rights applicable to such Series A1 Preferred Stock.

The provisions of this Section 3(b) and Section 5(h) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation incorporated in the United States of America that is engaged in a business similar or related to the business of the Corporation and which does not involve a recapitalization or reorganization of the Preferred Stock.

(c) Distributions Other than Cash. Whenever the distribution provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation. All distributions (including distributions other than cash) made hereunder shall be made pro rata to each series of Preferred Stock in accordance with the Liquidation Formula described in Section 3(a) above. In the event of any dispute between the holders of the Preferred Stock and the Corporation regarding the

determination of the fair market value of non-cash distributions, at the election of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall engage a consulting or investment banking firm selected by the Board of Directors and approved by the holders of a majority of the outstanding shares of Preferred Stock to prepare an independent appraisal of the fair market value of such property to be distributed. Each of the Corporation and the holders of a majority of the outstanding shares of Preferred Stock shall provide such approved appraiser with a written estimate of the fair market value of such property, and the expenses of any appraisal by such a consulting or investment banking firm shall be borne by the party whose own written estimate of fair market value proves to be furthest from that of such consulting or investment banking firm. In the event that the parties' estimates of fair market value differ from that of the consulting or investment banking firm by an equal amount, then the Corporation, on the one hand, and the holders of the Preferred Stock on the other, shall each pay fifty percent (50%) of such expenses.

4. Voting Power.

(a) General. Except as otherwise expressly provided in this Section 4 or Section 6 hereof or as otherwise required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided in this instrument, the Certificate of Designations, Preferences and Rights of Series A1 and Series A2 Preferred Stock or as otherwise required by law, the holders of shares of Series A1 Preferred Stock, Series A2 Preferred Stock, Series B Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

(b) Special Director Election Right for Default. The holders of Preferred Stock shall have the following rights with respect to the election of directors of the Corporation upon the occurrence of an Event of Noncompliance as described in this Section 4(b):

(i) Definition of Event of Noncompliance. An "Event of Noncompliance" will be deemed to have occurred if:

(a) the Corporation fails to make any redemption or liquidation payment with respect to the Preferred Stock which it is obligated to make hereunder, whether or not such payment is legally permissible; or

(b) the Corporation breaches or otherwise fails to perform or observe (i) the liquidation, redemption, dividend or conversion rights of the Preferred Stock, or (ii) Article IV, Section 4.02 (c), (d), (e), (g) or (h), Article V and/or Article VI of the Stock Purchase Agreement relating to the issuance of the Series A1 and Series A2 Preferred Stock (the "Series A Purchase Agreement"), as amended to include the purchasers of Series B Preferred Stock, and such breach or failure is not cured by the Corporation within 60 days after notice thereof is furnished or, if earlier, required to be furnished by the Corporation, or after the Corporation discovers such breach; provided that no Event of Noncompliance will be deemed to have occurred under this subparagraph (b) if the Corporation establishes (to the reasonable satisfaction of the holders of a majority of the Preferred Stock then outstanding) that (w) the particular Event of Noncompliance has not been caused by knowing or purposeful conduct by the Corporation or any subsidiary, and (x) the Corporation has exercised, and continues to exercise, best efforts to cure, if possible, the Event of Noncompliance, and (y) the Event of Noncompliance is not material to the Corporation's financial condition, operations, assets or business prospects, and (z) the Event of Noncompliance is not material to any holder's investment in the Preferred Stock.

(ii) Consequences of Certain Events of Noncompliance. If any Event of Noncompliance has occurred and is continuing for such 60-day period, the number of directors constituting the Corporation's Board of Directors will, at the request and approval of the holders of a majority of the Preferred Stock then outstanding, be increased by such number as will constitute a minimum majority of the Board of Directors, and the holders of a majority of the outstanding shares of Preferred Stock will have the special right, voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the Corporation's capital stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such

directorships, and to fill any vacancies in such directorships. The special right of the holders of Preferred Stock to elect a majority of the members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (ii), at any annual or special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right will continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right will terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

At any time when such special right has vested in the holders of Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holders of at least 10% of the Preferred Stock then outstanding, addressed to the Secretary or Assistant Secretary of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing directors pursuant to this Section. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least a majority of the shares of Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after delivery of such written request upon the Secretary or Assistant Secretary of the Corporation or within 20 days after mailing it to the Secretary or Assistant Secretary of the Corporation at its principal office, then the holders of at least 10% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. Any holder of Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this Section.

At any meeting or at any adjournment thereof at which the holders of Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Preferred Stock exercising such special right. The vote of a majority of such quorum

present in person or by proxy at any meeting shall be required to elect or remove any such director.

Any director so elected by the holders of Preferred Stock shall continue to serve as a director until the expiration of the lesser of (a) a period of six months following the date on which there is no longer any Event of Noncompliance in existence or (b) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the Board of Directors of the Corporation shall decrease to such number as constituted the whole Board of Directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to this special right of the holders of Preferred Stock to elect directors. If any Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

5. Conversion Rights. The holders of the Series B Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

(a) General. Subject to and in compliance with the provisions of this Section 5, any shares of the Series B Preferred Stock may, at the option of any holder, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock which a holder of Series B Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series B Preferred Stock being converted at any time.

(b) Applicable Conversion Rate. The conversion rate in effect at any time for the Series B Preferred Stock (the "Applicable Conversion Rate") shall be the quotient obtained by dividing $9.00 by the Series B Applicable Conversion Value, calculated as provided in Section 5(c) (the "Series B Applicable Conversion Rate").

(c) Applicable Conversion Value. The Series B Applicable Conversion Value in effect from time to time, except as adjusted in accordance with Section 5(d) hereof, shall be $9.00 with respect to the Series B Preferred Stock (the "Series

B Applicable Conversion Value").

(d) Adjustments to Series B Applicable Conversion Value.

(i)(A) Upon Dilutive Issuances of Common Stock or Convertible Securities. If the Corporation, while there are any shares of Series B Preferred Stock outstanding, issues or sells shares of its Common Stock or Common Stock Equivalents without consideration or at a price per share less than the Series B Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Series B Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series B Applicable Conversion Value by a fraction:

(1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the conversion of all presently exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of shares of Common Stock or Common Stock Equivalents which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the Series B Applicable Conversion Value in effect immediately prior to such issuance, and

(2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the exercise or conversion of all presently exercisable options, warrants, purchase right or convertible securities), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

The provisions of this Section 5(d)(i)(A) may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of the holders of a majority of the outstanding shares of Series B Preferred Stock.

(i)(B) <u>Upon Dilutive Issuances of Warrants, Options and Purchase Rights to Common Stock or Convertible Securities.</u>

(1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock with respect to adjustments in the Series B Applicable Conversion Value if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Series B Applicable Conversion Value in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series B Applicable Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

(2) <u>Adjustments for Cancellation or Expiration of Common Stock Equivalents</u>. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Series B Applicable Conversion Value will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had the adjustments made to the Series B Applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series B Applicable Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Series B Applicable Conversion Value with respect to this paragraph which relates to Common Stock Equivalents shall be disregarded if, as, and when all of such Common Stock Equivalents expire or are cancelled without being exercised, or are repurchased by the Company at a price per share at or less than the original purchase price, so that the Series B Applicable Conversion Value

effective immediately upon such cancellation or expiration shall be equal to the Series B Applicable Conversion Value in effect at the time of the issuance of the expired or cancelled Common Stock Equivalents, with such additional adjustments as would have been made to the Series B Applicable Conversion Value had the expired or cancelled Common Stock Equivalents not been issued.

(3) Net Consideration Per Share. For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

(a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

(b) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

(i)(C) Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for (i) dividends payable in shares of Common Stock payable pro rata to holders of Series B Preferred Stock and to holders of any other class of stock (whether or not paid to holders of any other class of stock), or (ii) with respect to the Series B Preferred Stock, dividends payable in shares of Series B Preferred Stock; provided, however, that holders of any shares of Series B Preferred Stock shall be entitled to receive in place of such Series B Preferred Stock the shares of Common Stock for which the shares of Series B Preferred Stock are then convertible.

(i)(D) Consideration Other than Cash. For purposes of this Section 5(d)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d)(i) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation. In the event of any dispute between the holders of the Preferred Stock and the Corporation regarding the determination of fair market value, at the option of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall engage a consulting firm or investment banking firm selected by the holders of a majority of the outstanding shares of Preferred Stock to prepare an independent appraisal of the fair market value of such property to be distributed. Each of the Corporation and the holders of a majority of the outstanding shares of Preferred Stock shall provide such approved appraiser with a written estimate of the fair market value of such property, and the expenses of any appraisal by such a consulting or investment banking firm shall be borne by the party whose own written estimate of fair market value proves to be furthest from that of such consulting or investment banking firm. In the event that the parties' estimates of fair market value differ from that of the consulting or investment banking firm by an equal amount, then the Corporation, on the one hand, and the holders of the Preferred Stock on the other, shall each pay fifty percent (50%) of such expenses.

(i)(E) Exceptions to Anti-dilution Adjustments; Basket for Reserved Employee Shares. This Section 5(d)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below). Further, this Section 5(d)(i) shall not apply with respect to:

(1) the issuance or sale of up to 500,000 shares of Common Stock, or the grant of options exercisable therefor, issued or issuable after January 22, 1991 to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans approved by a majority of the members of the Board of Directors; provided, however, that the number set forth above may be increased from time to time by the written consent of the holders of two-thirds of the outstanding shares of Preferred Stock and shall be automatically

increased to be equal to the number set forth in Section 5(d)(i)(E)(1) of the Certificate of Designations, Preferences and Rights with respect to the Series A1 and Series A2 Preferred Stock as the same may be increased from time to time by a vote of all the Investor Directors (as defined in the Certificate of Designations, Preferences and Rights applicable to the Series A1 and Series A2 Preferred Stock); or

(2) securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation of all or substantially all of the capital stock or assets of any other entity or business organization, or securities issued solely in consideration for the grant by or to the Corporation of marketing rights, distribution rights, license rights or similar rights granted by or to the Corporation in consideration of the exchange of proprietary technology, whether of the Corporation or any other entity, provided the issuance of such securities is approved by two-thirds of the members of the Board of Directors.

The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation.

(d)(ii) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series B Applicable Conversion Value (and all other conversion values set forth in Section 5(d)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series B Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series B Applicable Conversion Value. The Series B Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination

or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

(e) Automatic Conversion Upon Public Offering or Election of Series B Preferred Stock.

(i) Mandatory Conversion of Preferred Stock. Immediately upon (1) the effectiveness of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $10,000,000 (calculated after deducting underwriters' discounts and commissions but before calculation of expenses), and in which the price per share of Common Stock equals or exceeds $16.20 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock), or (2) the approval, set forth in a written notice to the Corporation, of the holders of at least a majority of the outstanding shares of Series B Preferred Stock of an election to convert Series B Preferred Stock into Common Stock, then all outstanding shares of Series B Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible pursuant to Section 5 hereof as of the closing and consummation of such underwritten public offering, or the stated date of approval of such holders of Series B Preferred Stock, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

(ii) Surrender of Certificates Upon Mandatory Conversion. Upon the occurrence of the conversion events specified in the preceding paragraph (i), the holders of the Series B Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock so surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing the shares of Series B Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an

agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

(f) Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series B Preferred Stock.

(g) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(h) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 5) or

a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation or the acquisition by the Corporation of other businesses where the Corporation survives as a going concern, as further provided in Section 3(b) hereof), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series B Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 to the end that the provisions of this Section 5 (including adjustment of the Series B Applicable Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of such shares of Series B Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

The holders of at least a majority of the outstanding shares of Preferred Stock, upon the occurrence of a capital reorganization, merger or consolidation of the Corporation, or the sale of all or substantially all its capital stock or assets, as such events are more fully set forth in the first paragraph of this Section 5(h), shall have the option of electing treatment for the Preferred Stock under either this Section 5(h) or Section 3 hereof, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event.

The foregoing rights are expressly made subject to and subordinate to the special voting and redemption rights of the Series A1 Preferred Stock set forth in Section 8 of the Certificate of Designations, Preferences and Rights applicable to the Series A1 Preferred Stock.

(i) <u>Certificate as to Adjustments; Notice by Corporation</u>. In each case of an adjustment or readjustment of the Series B Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series B Preferred Stock so affected with a certificate prepared by the Treasurer or chief

financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

(j) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series B Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(k) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Corporation shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the

aggregate number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

(l) Partial Conversion. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred Stock which were not converted.

(m) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscription or purchase rights for Series B Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series B Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(n) No Reissuance of Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred Stock.

(o) Special Mandatory Conversion.

(a) Play or Pay Provision. When any holder of shares of Series B Preferred Stock is entitled to exercise its right of first refusal as set forth in Article VI of the Series A Purchase Agreement, as amended to include the purchasers of Series B Preferred Stock (the "Right of First Refusal") with respect to any equity financing of the Corporation

(the "Equity Financing", which term shall not include an equity financing effectuated through the issuance of Series B Preferred Stock) which would result in a reduction of the Series A1 Applicable Conversion Value, as defined in the Certificate of Designations, Preferences and Rights applicable to the Series A1 Preferred Stock, and (i) the Corporation has fully complied in all respects with its obligations pursuant to Article VI of the Purchase Agreement in respect thereof, and (ii) the provisions of the Right of First Refusal have not been waived or amended by the holders of a majority of the outstanding shares of Preferred Stock, if such holder (a "Non-Participating Holder") does not, by exercise of such holder's Right of First Refusal, acquire not less than his Special Proportionate Percentage (as hereinafter defined) of the Allocated Offered Securities (as hereinafter defined) offered to all holders of the Preferred Stock in such Equity Financing (a "Mandatory Offering"), then all of such holder's shares of Series B Preferred Stock shall automatically and without further action on the part of such holder be converted effective subject to and concurrently with consummation of the Mandatory Offering (the "Mandatory Offering Date") as follows: each share of Series B Preferred Stock held by such Non-Participating Holder shall be converted into one share of a newly created series of preferred stock (having such number of shares as the Board of Directors may by resolution fix) which such series shall be identical in all respects to that series of Series B Preferred Stock so converted, except that the Applicable Conversion Value of such series shall be fixed immediately prior to the Mandatory Offering Date and shall be subject to no further adjustments as provided in Section 5(d)(i)(A) and 5(d)(i)(B). The Board of Directors shall take all necessary actions to designate such new series. Upon such conversion, the shares of Series B Preferred Stock so converted shall be cancelled and not subject to reissuance. As used in this subsection (o), the following terms shall have the following meanings:

(1) "<u>Allocated Offered Securities</u>" shall mean as to any holder of Preferred Stock that portion of the gross amount of offered securities which has expressly been allocated for purchase by the holders of the Preferred Stock as a group, it being understood that for purposes of this subsection (o) that Allocated Offered Securities may represent an amount of offered securities that is less (but in no event greater) than the amount of offered securities which the Corporation is otherwise required to offer to the holders of Preferred Stock pursuant to the Right of First Refusal under the Series A Purchase Agreement, as amended to include the purchasers of the Series B Preferred Stock; and

(2) "<u>Special Proportionate Percentage</u>" shall mean as to any holder of Preferred Stock, that percentage

figure which expresses the ratio which (x) the number of shares of outstanding Common Stock then owned by such holder bears to (y) the aggregate number of shares of Common Stock actually issued and outstanding and then owned by all holders of shares of Common Stock. For purposes solely of the computation required for determination of the Special Proportionate Percentage, each holder of outstanding Preferred Stock shall be treated as the holder of the number of shares of Common Stock which would be issuable to such holder upon conversion, exercise or exchange of all securities (including any shares of Preferred Stock) held by such holder at the time of such Equity Financing, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock.

(b) Surrender of Certificates. The holder of any shares of Series B Preferred Stock converted pursuant to this Section 5, shall deliver to the Corporation during regular business hours at the office of the Corporation, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the new series of preferred stock to which such holder is entitled. The person in whose name the certificate for such new series of preferred stock is to be issued shall be deemed to have become a stockholder of record on the Mandatory Offering Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

(c) Subsequent Issuances. In the event that at any time the Special Mandatory Conversion set forth in this Section 5 shall not be effective as to all shares of the Series B Preferred Stock then outstanding, the Board of Directors shall take all necessary actions to designate a new series of preferred stock (having such distinctive designations and number of shares as the Board of Directors may by resolution fix) on each such subsequent occasion that (i) any Equity Financing occurs, and (ii) any holder of Series B Preferred Stock does not by exercise of such holder's Right of First Refusal acquire his Special Proportionate Percentage of the Allocated Offered Securities then so offered to the holders of all Preferred Stock. Each share of such Non-Participating Holder's shares of Series B Preferred Stock shall be converted into one share of such newly-created series of preferred stock concurrently with

the consummation of the subject Mandatory Offering. Such new series of preferred stock shall be identical in all respects, except with respect to the Applicable Conversion Value then in effect, to the new series of preferred stock created pursuant to the provisions of this Section 5.

6. Restrictions and Limitations.

(a) Corporate Action; Amendments to Charter. The Corporation shall not take any corporate action or otherwise amend its Certificate of Incorporation without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class, each share of Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Preferred Stock or materially adversely affect the rights of the holders of the Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class, if such amendment or corporate action would:

(i) cause the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Series A1 Preferred Stock otherwise than as provided for in the Certificate of Designations, Preferences and Rights applicable to the Series A1 Preferred Stock; or

(ii) authorize or issue, or obligate the Corporation to authorize or issue, additional shares of Preferred Stock senior to or on a parity with the Preferred Stock with respect to liquidation preferences, dividend rights or redemption rights, except for the designation and issuance of shares of Preferred Stock approved in any instance by the Investor Directors (as defined in the Certificate of Designations, Preferences and Rights applicable to the Series A1 and Series A2 Preferred Stock) or by the holders of a majority of the outstanding shares of Preferred Stock; or

(iii) reduce the amount payable to the holders of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(iv) adversely affect the liquidation preferences, dividend rights, voting rights or redemption rights of the holders of Preferred Stock;

(v) cancel or modify the conversion rights of the holders of Preferred Stock provided for in Section 5 herein; or

(vi) provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation.

7. <u>No Dilution or Impairment</u>. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

8. <u>Notices of Record Date</u>. In the event of:

(a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

(c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

EXECUTED this 29th day of October, 1991.

William A. Carter

William A. Carter, President

ATTEST:

Linda G. Fineman

Linda G. Fineman, Secretary

7060d

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:15 PM 04/24/1992
921155247 - 2249636

# CERTIFICATE OF AMENDMENT

of

# HEM PHARMACEUTICALS CORP.

The undersigned officers of HEM Pharmaceuticals Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify:

FIRST: That the Certificate of Designations, Preferences and Rights of Series A1 and Series A2 Preferred Stock has been amended to increase the limit on the number of directors of the Corporation from eleven (11) members to twelve (12) members.

SECOND: That the Certificate of Designations, Preferences and Rights of Series B Preferred Stock has been amended to increase the number of shares of Preferred Stock designated as Series B Preferred Stock from 444,448 to 1,110,000.

THIRD: That in lieu of a meeting and vote of stockholders, the holders of the Corporation's outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting have given written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation law of the State of Delaware, and written notice of the adoption of the amendments has been given as provided in said Section 228 to every stockholder entitled to said notice.

FOURTH: That the aforesaid amendments to the Corporation's Certificate of Designations, Preferences and Rights of Series A1 and Series A2 Preferred Stock and Certificate of Designations, Preferences and Rights of Series B Preferred Stock were duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

EXECUTED this 24th day of April, 1992.

D.C. Webb

Nigel L. Webb, President

ATTEST:

Linda G. Fineman

Linda G. Fineman,
Secretary

5948b

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 09/14/1992
752258057 - 2249636

# CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES C PREFERRED STOCK OF HEM PHARMACEUTICALS CORP.

The undersigned officers of HEM Pharmaceuticals Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify that, pursuant to authority conferred by the Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of HEM Pharmaceuticals Corp. adopted a resolution on September 8, 1992 providing for certain powers, designations, number, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 500,000 shares of Series C Preferred Stock, $.01 par value, which resolution is as follows:

> RESOLVED: That pursuant to Article Fourth of the Certificate of Incorporation of this Corporation, the Board of Directors hereby establishes a series of Preferred Stock, $.01 par value, of the Corporation having the following powers, designations, number, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof:

## A. Description and Designation of Series C Preferred Stock

1. Designation. A total of 500,000 shares of the Corporation's Preferred Stock shall be designated the "Series C Preferred Stock". As used herein, the term "Preferred Stock" used without reference to the Corporation's Series A1 Preferred Stock, Series A2 Preferred Stock, Series B Preferred Stock or Series C Preferred Stock means the shares of Series A1 Preferred Stock, Series A2 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, share for share alike and without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires.

2. Dividends.

(a) Computation of Cumulative Dividends. The holders of the outstanding shares of Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the annual rate of $1.80 per share. Cumulative dividends on the Series C Preferred Stock shall be payable if, as and when declared.

Dividends on the Series C Preferred Stock shall accrue from day to day on each share of Series C Preferred Stock from the date of original issuance of such share, whether or not earned or declared, and shall accrue until paid.

All numbers relating to calculation of cumulative dividends shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series C Preferred Stock. Such dividends on the Series C Preferred Stock shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock. Upon any voluntary conversion of the Series C Preferred Stock under Section 5 hereof, all such accrued and unpaid dividends on the Series C Preferred Stock to and until the date of such conversion shall be forfeited and shall not be due and payable.

(b) Restrictions on Distributions. Except to the extent in any instance approval is provided in writing by the holders of a majority of the outstanding shares of Preferred Stock (all series acting together as a class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any subsidiary to do any of the foregoing; provided, however, if any such action is effected with respect to the Preferred Stock, it shall be done proportionately equivalent for all holders of the Series A1 Preferred Stock, Series A2 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

Notwithstanding the foregoing, subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing herein contained shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of the Preferred Stock; (iii) redeeming any stock of a deceased stockholder out of insurance held by the Corporation on that stockholder's life; or (iv) repurchasing any stock of any director, officer, employee, consultant or other person or entity, subject to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.

(c) Participating Dividends. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Preferred Stock shall be entitled, in addition to any cumulative dividends to which they may be entitled under Section 2(a) hereof, to the amount of dividends per share of Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which each share of Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend, less any dividends theretofore paid under Section 2(a) above.

3. Liquidation, Dissolution or Winding Up.

(a) Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series C Preferred Stock with respect to liquidation preferences, the holders of each share of Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of

all classes whether such assets are capital, surplus or earnings, an amount equal to the greater of:

(i) $5.40 per share of Series A1 Preferred Stock, plus all accrued but unpaid cumulative dividends thereon, whether or not earned or declared; $8.20 per share of Series A2 Preferred Stock, plus all accrued but unpaid cumulative dividends thereon, whether or not earned or declared; $9.00 per share of Series B Preferred Stock, plus all accrued but unpaid cumulative dividends thereon, whether or not earned or declared; and $12.00 per share of Series C Preferred Stock, plus all accrued but unpaid cumulative dividends thereon, whether or not earned or declared or

(ii) such amount per share of Preferred Stock as would have been payable had each such share of each series of Preferred Stock been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 hereof.

The amounts set forth above shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock.

If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A1 Preferred Stock, Series A2 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock the full amounts to which they otherwise would be entitled, the holders of Series A1 Preferred Stock, Series A2 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (which is deemed for purposes of this Section 3 to be on a parity with the Series A1 Preferred Stock, Series A2 Preferred Stock and Series B Preferred Stock) shall share ratably in any distribution of available assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series A1 Preferred Stock, Series A2 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full, based upon the aggregate liquidation preference dollar amounts payable upon all shares of Preferred Stock then outstanding (the "Liquidation Formula").

After such payment shall have been made in full to the holders of the Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock.

(b) Treatment of Reorganizations, Consolidations, Mergers, and Sales of Assets. A reorganization of the Common Stock as provided in Section 5(h) or a consolidation or merger of the Corporation or a sale of all or substantially all of the capital stock or assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; provided, however, that the holders of at least a majority of the outstanding shares of Preferred Stock shall have the right with respect to the Preferred Stock to elect the benefits of the provisions of Section 5(h) hereof for such Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3, subject in all cases to the exercise by the holders of Series A1 Preferred Stock of the special voting and redemption rights of such holders set forth in Section 8 of the Certificate of Designations, Preferences and Rights applicable to such Series A1 Preferred Stock.

The provisions of this Section 3(b) and Section 5(h) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation incorporated in the United States of America that is engaged in a business similar or related to the business of the Corporation and which does not involve a recapitalization or reorganization of the Preferred Stock.

(c) Distributions Other than Cash. Whenever the distribution provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation. All distributions (including distributions other than cash) made hereunder shall be made pro rata to each series of Preferred Stock in accordance with the Liquidation Formula described in Section 3(a) above. In the event of any dispute between the holders of the Preferred Stock and the Corporation regarding the

determination of the fair market value of non-cash distributions, at the election of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall engage a consulting or investment banking firm selected by the Board of Directors and approved by the holders of a majority of the outstanding shares of Preferred Stock to prepare an independent appraisal of the fair market value of such property to be distributed. Each of the Corporation and the holders of a majority of the outstanding shares of Preferred Stock shall provide such approved appraiser with a written estimate of the fair market value of such property, and the expenses of any appraisal by such a consulting or investment banking firm shall be borne by the party whose own written estimate of fair market value proves to be furthest from that of such consulting or investment banking firm. In the event that the parties' estimates of fair market value differ from that of the consulting or investment banking firm by an equal amount, then the Corporation, on the one hand, and the holders of the Preferred Stock, on the other, shall each pay fifty percent (50%) of such expenses.

4. Voting Power.

(a) General. Except as otherwise expressly provided in this Section 4 or Section 6 hereof or as otherwise required by law, each holder of Series C Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series C Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided in this instrument, the Certificate of Designations, Preferences and Rights of Series A1 and Series A2 Preferred Stock, the Certificate of Designations, Preferences and Rights of Series B Preferred Stock or as otherwise required by law, the holders of shares of Series A1 Preferred Stock, Series A2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

(b) Special Director Election Right for Default. The holders of Preferred Stock shall have the following rights with respect to the election of directors of the Corporation upon the occurrence of an Event of Noncompliance as described in this Section 4(b):

(i) Definition of Event of Noncompliance. An "Event of Noncompliance" will be deemed to have occurred if:

(a) the Corporation fails to make any redemption or liquidation payment with respect to the Preferred Stock which it is obligated to make hereunder, whether or not such payment is legally permissible; or

(b) the Corporation breaches or otherwise fails to perform or observe (i) the liquidation, redemption, dividend or conversion rights of the Preferred Stock, or (ii) Article IV, Section 4.02 (c), (d), (e), (g) or (h), Article V and/or Article VI of the Stock Purchase Agreement relating to the issuance of the Series A1 and Series A2 Preferred Stock (as amended from time to time, the "Series A Purchase Agreement"), and such breach or failure is not cured by the Corporation within 60 days after notice thereof is furnished or, if earlier, required to be furnished by the Corporation, or after the Corporation discovers such breach; provided that no Event of Noncompliance will be deemed to have occurred under this subparagraph (b) if the Corporation establishes (to the reasonable satisfaction of the holders of a majority of the Preferred Stock then outstanding) that (w) the particular Event of Noncompliance has not been caused by knowing or purposeful conduct by the Corporation or any subsidiary, and (x) the Corporation has exercised, and continues to exercise, best efforts to cure, if possible, the Event of Noncompliance, and (y) the Event of Noncompliance is not material to the Corporation's financial condition, operations, assets or business prospects, and (z) the Event of Noncompliance is not material to any holder's investment in the Preferred Stock.

(ii) Consequences of Certain Events of Noncompliance. If any Event of Noncompliance has occurred and is continuing for such 60-day period, the number of directors constituting the Corporation's Board of Directors will, at the request and approval of the holders of a majority of the Preferred Stock then outstanding, be increased by such number as will constitute a minimum majority of the Board of Directors, and the holders of a majority of the outstanding shares of Preferred Stock will have the special right, voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the Corporation's capital stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships, and to fill any vacancies in such directorships. The special right of the holders of Preferred Stock to elect a

majority of the members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (ii), at any annual or special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right will continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right will terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

At any time when such special right has vested in the holders of Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holders of at least 10% of the Preferred Stock then outstanding, addressed to the Secretary or Assistant Secretary of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing directors pursuant to this Section. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least a majority of the shares of Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after delivery of such written request upon the Secretary or Assistant Secretary of the Corporation or within 20 days after mailing it to the Secretary or Assistant Secretary of the Corporation at its principal office, then the holders of at least 10% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. Any holder of Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this Section.

At any meeting or at any adjournment thereof at which the holders of Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Preferred Stock exercising such special right. The vote of a majority of such quorum present in person or by proxy at any meeting shall be required to elect or remove any such director.

Any director so elected by the holders of Preferred Stock shall continue to serve as a director until the expiration of the lesser of (a) a period of six months following the date on which there is no longer any Event of Noncompliance in existence or (b) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the Board of Directors of the Corporation shall decrease to such number as constituted the whole Board of Directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to this special right of the holders of Preferred Stock to elect directors. If any Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

5. Conversion Rights. The holders of the Series C Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

(a) General. Subject to and in compliance with the provisions of this Section 5, any shares of the Series C Preferred Stock may, at the option of any holder, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock which a holder of Series C Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series C Preferred Stock being converted at any time.

(b) Applicable Conversion Rate. The conversion rate in effect at any time for the Series C Preferred Stock (the "Applicable Conversion Rate") shall be the quotient obtained by dividing $12.00 by the Series C Applicable Conversion Value, calculated as provided in Section 5(c) (the "Series C Applicable Conversion Rate").

(c) Applicable Conversion Value. The Series C Applicable Conversion Value in effect from time to time, except as adjusted in accordance with Section 5(d) hereof, shall be $12.00 with respect to the Series C Preferred Stock (the "Series C Applicable Conversion Value").

(d) Adjustments to Series C Applicable Conversion Value.

(i)(A) Upon Dilutive Issuances of Common Stock or Convertible Securities. If the Corporation, while there are any shares of Series C Preferred Stock outstanding, issues or sells shares of its Common Stock or Common Stock Equivalents without consideration or at a price per share less than the Series C Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Series C Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series C Applicable Conversion Value by a fraction:

(1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the conversion of all presently exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of shares of Common Stock or Common Stock Equivalents which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the Series C Applicable Conversion Value in effect immediately prior to such issuance, and

(2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the exercise or conversion of all presently exercisable options, warrants, purchase right or convertible securities), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

The provisions of this Section 5(d)(i)(A) may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of the holders of a majority of the outstanding shares of Series C Preferred Stock.

(i)(B) Upon Dilutive Issuances of Warrants, Options and Purchase Rights to Common Stock or Convertible Securities.

(1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and

the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock with respect to adjustments in the Series C Applicable Conversion Value if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Series C Applicable Conversion Value in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series C Applicable Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

(2) <u>Adjustments for Cancellation or Expiration of Common Stock Equivalents</u>. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Series C Applicable Conversion Value will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had the adjustments made to the Series C Applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series C Applicable Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Series C Applicable Conversion Value with respect to this paragraph which relates to Common Stock Equivalents shall be disregarded if, as, and when all of such Common Stock Equivalents expire or are cancelled without being exercised, or are repurchased by the Company at a price per share at or less than the original purchase price, so that the Series C Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series C Applicable Conversion Value in effect at the time of the issuance of the expired or cancelled Common Stock Equivalents, with such additional adjustments as would have been made to the Series C Applicable Conversion Value had the expired or cancelled Common Stock Equivalents not been issued.

(3) Net Consideration Per Share. For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

(a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

(b) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

(i)(C) Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for (i) dividends payable in shares of Common Stock payable pro rata to holders of Series C Preferred Stock and to holders of any other class of stock (whether or not paid to holders of any other class of stock), or (ii) with respect to the Series C Preferred Stock, dividends payable in shares of Series C Preferred Stock; provided, however, that holders of any shares of Series C Preferred Stock shall be entitled to receive in place of such Series C Preferred Stock the shares of Common Stock for which the shares of Series C Preferred Stock are then convertible.

(i)(D) Consideration Other than Cash. For purposes of this Section 5(d)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d)(i) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good

faith by the Board of Directors of the Corporation. In the event of any dispute between the holders of the Preferred Stock and the Corporation regarding the determination of fair market value, at the option of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall engage a consulting firm or investment banking firm selected by the holders of a majority of the outstanding shares of Preferred Stock to prepare an independent appraisal of the fair market value of such property to be distributed. Each of the Corporation and the holders of a majority of the outstanding shares of Preferred Stock shall provide such approved appraiser with a written estimate of the fair market value of such property, and the expenses of any appraisal by such a consulting or investment banking firm shall be borne by the party whose own written estimate of fair market value proves to be furthest from that of such consulting or investment banking firm. In the event that the parties' estimates of fair market value differ from that of the consulting or investment banking firm by an equal amount, then the Corporation, on the one hand, and the holders of the Preferred Stock on the other, shall each pay fifty percent (50%) of such expenses.

(i)(E) Exceptions to Anti-dilution Adjustments; Basket for Reserved Employee Shares. This Section 5(d)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below). Further, this Section 5(d)(i) shall not apply with respect to:

(1) the issuance or sale of up to 500,000 shares of Common Stock, or the grant of options exercisable therefor, issued or issuable after January 22, 1991 to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans approved by a majority of the members of the Board of Directors; provided, however, that the number set forth above may be increased from time to time by the written consent of the holders of two-thirds of the outstanding shares of Preferred Stock and shall be automatically increased to be equal to the number set forth in Section 5(d)(i)(E)(1) of the Certificate of Designations, Preferences and Rights with respect to the Series A1 and Series A2 Preferred Stock as the same may be increased from time to time by a vote of all the Investor Directors (as defined in the Certificate of Designations, Preferences and Rights applicable to the Series A1 and Series A2 Preferred Stock); or

(2) securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation of all or substantially all of the capital stock or assets of any other entity or business organization, or securities issued solely in consideration for the grant by or to the Corporation of marketing rights, distribution rights, license rights or similar rights granted by or to the Corporation in consideration of the exchange of proprietary technology, whether of the Corporation or any other entity, provided the issuance of such securities is approved by two-thirds of the members of the Board of Directors.

The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation.

(d)(ii) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series C Applicable Conversion Value (and all other conversion values set forth in Section 5(d)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series C Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series C Applicable Conversion Value. The Series C Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

(e) Automatic Conversion Upon Public Offering or Election of Series C Preferred Stock.

(i) Mandatory Conversion of Preferred Stock. Immediately upon (1) the effectiveness of an underwritten public offering on a firm commitment basis pursuant to an effective

registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $10,000,000 (calculated after deducting underwriters' discounts and commissions but before calculation of expenses), and in which the price per share of Common Stock equals or exceeds $16.20 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock), or (2) the approval, set forth in a written notice to the Corporation, of the holders of at least a majority of the outstanding shares of Series C Preferred Stock of an election to convert Series C Preferred Stock into Common Stock, then all outstanding shares of Series C Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Series C Preferred Stock are then convertible pursuant to Section 5 hereof as of the closing and consummation of such underwritten public offering, or the stated date of approval of such holders of Series C Preferred Stock, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

(ii) Surrender of Certificates Upon Mandatory Conversion. Upon the occurrence of the conversion events specified in the preceding paragraph (i), the holders of the Series C Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Preferred Stock so surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing the shares of Series C Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

(f) Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation

other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series C Preferred Stock.

(g) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(h) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation or the acquisition by the Corporation of other businesses where the Corporation survives as a going concern, as further provided in Section 3(b) hereof), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so

that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series C Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 to the end that the provisions of this Section 5 (including adjustment of the Series C Applicable Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of such shares of Series C Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

The holders of at least a majority of the outstanding shares of Preferred Stock, upon the occurrence of a capital reorganization, merger or consolidation of the Corporation, or the sale of all or substantially all its capital stock or assets, as such events are more fully set forth in the first paragraph of this Section 5(h), shall have the option of electing treatment for the Preferred Stock under either this Section 5(h) or Section 3 hereof, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event.

The foregoing rights are expressly made subject to and subordinate to the special voting and redemption rights of the Series A1 Preferred Stock set forth in Section 8 of the Certificate of Designations, Preferences and Rights applicable to the Series A1 Preferred Stock.

(i) Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Series C Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series C Preferred Stock so affected with a certificate prepared by the Treasurer or chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

(j) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series C Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that

office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series C Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series C Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series C Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series C Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(k) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series C Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series C Preferred Stock, the Corporation shall pay to the holder of the shares of Series C Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series C Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series C Preferred Stock being converted.

(l) Partial Conversion. In the event some but not all of the shares of Series C Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate

representing the number of shares of Series C Preferred Stock which were not converted.

(m) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock (including any shares of Series C Preferred Stock represented by any warrants, options, subscription or purchase rights for Series C Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock (including any shares of Series C Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series C Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(n) No Reissuance of Preferred Stock. No share or shares of Series C Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series C Preferred Stock.

(o) Special Mandatory Conversion.

(a) Play or Pay Provision. When any holder of shares of Series C Preferred Stock is entitled to exercise its right of first refusal as set forth in Article VI of the Series A Purchase Agreement (the "Right of First Refusal") with respect to any equity financing of the Corporation (the "Equity Financing", which term shall not include an equity financing effectuated through the issuance of Series C Preferred Stock) which would result in a reduction of the Series A1 Applicable Conversion Value, as defined in the Certificate of Designations, Preferences and Rights applicable to the Series A1 Preferred Stock, and (i) the Corporation has fully complied in all respects with its obligations pursuant to Article VI of the Series A Purchase Agreement in respect thereof, and (ii) the provisions of the Right of First Refusal have not been

waived or amended by the holders of a majority of the outstanding shares of Preferred Stock, if such holder (a "Non-Participating Holder") does not, by exercise of such holder's Right of First Refusal, acquire not less than his Special Proportionate Percentage (as hereinafter defined) of the Allocated Offered Securities (as hereinafter defined) offered to all holders of the Preferred Stock in such Equity Financing (a "Mandatory Offering"), then all of such holder's shares of Series C Preferred Stock shall automatically and without further action on the part of such holder be converted effective subject to and concurrently with consummation of the Mandatory Offering (the "Mandatory Offering Date") as follows: each share of Series C Preferred Stock held by such Non-Participating Holder shall be converted into one share of a newly created series of preferred stock (having such number of shares as the Board of Directors may by resolution fix) which such series shall be identical in all respects to that series of Series C Preferred Stock so converted, except that the Applicable Conversion Value of such series shall be fixed immediately prior to the Mandatory Offering Date and shall be subject to no further adjustments as provided in Section 5(d)(i)(A) and 5(d)(i)(B). The Board of Directors shall take all necessary actions to designate such new series. Upon such conversion, the shares of Series C Preferred Stock so converted shall be cancelled and not subject to reissuance. As used in this subsection (o), the following terms shall have the following meanings:

(1) "<u>Allocated Offered Securities</u>" shall mean as to any holder of Preferred Stock that portion of the gross amount of offered securities which has expressly been allocated for purchase by the holders of the Preferred Stock as a group, it being understood that for purposes of this subsection (o) that Allocated Offered Securities may represent an amount of offered securities that is less (but in no event greater) than the amount of offered securities which the Corporation is otherwise required to offer to the holders of Preferred Stock pursuant to the Right of First Refusal under the Series A Purchase Agreement; and

(2) "<u>Special Proportionate Percentage</u>" shall mean, as to any holder of Preferred Stock, that percentage figure which expresses the ratio which (x) the number of shares of outstanding Common Stock then owned by such holder bears to (y) the aggregate number of shares of Common Stock actually issued and outstanding and then owned by all holders of shares of Common Stock. For purposes solely of the computation required for determination of the Special Proportionate Percentage, each holder of

outstanding Preferred Stock shall be treated as the holder of the number of shares of Common Stock which would be issuable to such holder upon conversion, exercise or exchange of all securities (including any shares of Preferred Stock) held by such holder at the time of such Equity Financing, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock.

(b) Surrender of Certificates. The holder of any shares of Series C Preferred Stock converted pursuant to this Section 5, shall deliver to the Corporation during regular business hours at the office of the Corporation, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the new series of preferred stock to which such holder is entitled. The person in whose name the certificate for such new series of preferred stock is to be issued shall be deemed to have become a stockholder of record on the Mandatory Offering Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

(c) Subsequent Issuances. In the event that at any time the Special Mandatory Conversion set forth in this Section 5 shall not be effective as to all shares of the Series C Preferred Stock then outstanding, the Board of Directors shall take all necessary actions to designate a new series of preferred stock (having such distinctive designations and number of shares as the Board of Directors may by resolution fix) on each such subsequent occasion that (i) any Equity Financing occurs, and (ii) any holder of Series C Preferred Stock does not by exercise of such holder's Right of First Refusal acquire his Special Proportionate Percentage of the Allocated Offered Securities then so offered to the holders of all Preferred Stock. Each share of such Non-Participating Holder's shares of Series C Preferred Stock shall be converted into one share of such newly-created series of preferred stock concurrently with the consummation of the subject Mandatory Offering. Such new series of preferred stock shall be identical in all respects, except with respect to the Applicable Conversion Value then in effect, to the new series of preferred stock created pursuant to the provisions of this Section 5.

6. <u>Restrictions and Limitations</u>.

(a) <u>Corporate Action; Amendments to Charter</u>. The Corporation shall not take any corporate action or otherwise amend its Certificate of Incorporation without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class, each share of Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Preferred Stock or materially adversely affect the rights of the holders of the Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class, if such amendment or corporate action would:

(i) cause the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Series A1 Preferred Stock otherwise than as provided for in the Certificate of Designations, Preferences and Rights applicable to the Series A1 Preferred Stock; or

(ii) authorize or issue, or obligate the Corporation to authorize or issue, additional shares of Preferred Stock senior to or on a parity with the Preferred Stock with respect to liquidation preferences, dividend rights or redemption rights, except for the designation and issuance of shares of Preferred Stock approved in any instance by the Investor Directors (as defined in the Certificate of Designations, Preferences and Rights applicable to the Series A1 and Series A2 Preferred Stock) or by the holders of a majority of the outstanding shares of Preferred Stock; or

(iii) reduce the amount payable to the holders of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(iv) adversely affect the liquidation preferences, dividend rights, voting rights or redemption rights of the holders of Preferred Stock;

(v) cancel or modify the conversion rights of the holders of Preferred Stock provided for in Section 5 herein; or

(vi) provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation.

7. No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

8. Notices of Record Date. In the event of:

(a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

(c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series C Preferred Stock a notice specifying (i)

the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

EXECUTED this 11th day of September, 1992.

William A Carter

William A. Carter, Chairman of the Board of Directors

ATTEST:

Linda G. Fineman

Linda G. Fineman, Secretary

4853b

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 12/17/1992
752352057 - 2249636

# CERTIFICATE OF AMENDMENT

of

HEM PHARMACEUTICALS CORP.

The undersigned officers of HEM Pharmaceuticals Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify:

**FIRST:** That the Corporation's Certificate of Incorporation has been amended to increase (i) the total number of shares of all classes of stock which the Corporation shall have authority to issue from 12,500,000 shares to 20,000,000 shares; (ii) the total number of shares of Common Stock, $.01 par value, from 10,000,000 shares to 15,000,000 shares; and (iii) the total number of shares of Preferred stock, $.01 par value, from 2,500,000 shares to 5,000,000.

**SECOND:** That the Corporation's Certificate of Designations, Preferences and Rights of Series C Preferred Stock has been amended to increase the number of shares of Preferred Stock, $.01 par value, designated as Series C Preferred Stock from 500,000 to 1,000,000.

**THIRD:** That in lieu of a meeting and vote of stockholders, the holders of the Corporation's outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting have given written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendments has been given as provided in said Section 228 to every stockholder entitled to said notice.

**FOURTH:** That the aforesaid amendments to the Corporation's Certificate of Incorporation and Certificate of Designations, Preferences and Rights of Series C Preferred Stock were duly adopted in acordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware

EXECUTED this 14 day of December, 1992.

Nigel L. Webb, President

ATTEST:

J. Allison DeFoor, II,
Secretary

2544

# CERTIFICATE OF AMENDMENT
# OF
# HEM PHARMACEUTICALS CORP.

**Pursuant to Section 242 of the General Corporation Law of the State of Delaware**

The undersigned duly authorized officers of HEM PHARMACEUTICALS CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

FIRST: that the Certificate of Designations Preferences and Rights of Series A1 and A2 Preferred Stock (the "Series A Certificate of Designations") has been amended as follows:

Section 5, Paragraph (e)(i) shall be amended as follows:

(i) Mandatory Conversion of Preferred Stock. Immediately upon (1) the effectiveness of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation, or (2) the approval, set forth in a written notice to the Corporation, of the holders of at least a majority of the outstanding shares of Preferred Stock (acting together as a class) of an election to convert Preferred Stock into Common Stock, then all outstanding shares of both series of Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Preferred Stock are then convertible pursuant to Section 5 hereof as of the closing and consummation of such underwritten public offering, or the stated date of approval of such holders of Preferred Stock, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

Upon any conversion of the Preferred Stock under Section 5 hereof, all accrued and unpaid dividends on the Preferred Stock to and until the date of such conversion shall be forfeited and shall not be due and payable.

Section 5, Paragraph (e) shall be further amended by adding subparagraph (iii) as follows:

(iii) Reversion to Undesignated Preferred Stock Upon Mandatory Conversion. Immediately upon the Mandatory Conversion of Preferred

Stock pursuant to paragraph (i) above, all shares of Preferred Stock so converted shall be returned to the status of authorized but unissued and undesignated shares of Preferred Stock of the Corporation and this Certificate of Designations, Preferences and Rights shall have no further force and effect.

SECOND: that the Certificate of Designations Preferences and Rights of Series B Preferred Stock (the "Series B Certificate of Designations") has been amended as follows:

Section 5, Paragraph (e)(i) shall be amended as follows:

(i) Mandatory Conversion of Preferred Stock. Immediately upon (1) the effectiveness of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation, or (2) the approval, set forth in a written notice to the Corporation, of the holders of at least a majority of the outstanding shares of Series B Preferred Stock of an election to convert Series B Preferred Stock into Common Stock, then all outstanding shares of Series B Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible pursuant to Section 5 hereof as of the closing and consummation of such underwritten public offering, or the stated date of approval of such holders of Series B Preferred Stock, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

Upon any conversion of the Series B Preferred Stock under Section 5 hereof, all accrued and unpaid dividends on the Series B Preferred Stock to and until the date of such conversion shall be forfeited and shall not be due and payable.

Section 5, Paragraph (e) shall be further amended by adding subparagraph (iii) as follows:

(iii) Reversion to Undesignated Preferred Stock Upon Mandatory Conversion. Immediately upon the Mandatory Conversion of Series B Preferred Stock pursuant to paragraph (i) above, all shares of Series B Preferred Stock so converted shall be returned to the status of authorized but unissued and undesignated shares of Preferred Stock of the Corporation and this Certificate of Designations, Preferences and Rights shall have no further force and effect.

The first sentence of Section 1 shall be amended as follows:

A total of 2,000,000 shares of the Corporation's Preferred Stock shall be designated the "Series B Preferred Stock."

**THIRD:** that the Certificate of Designations Preferences and Rights of Series C Preferred Stock (the "Series C Certificate of Designations") has been amended as follows:

Section 5, Paragraph (e)(i) shall be amended as follows:

(i) Mandatory Conversion of Preferred Stock. Immediately upon (1) the effectiveness of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation, or (2) the approval, set forth in a written notice to the Corporation, of the holders of at least a majority of the outstanding shares of Series C Preferred Stock (acting together as a class) of an election to convert Series C Preferred Stock into Common Stock, then all outstanding shares of both series of Series C Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Series C Preferred Stock are then convertible pursuant to Section 5 hereof as of the closing and consummation of such underwritten public offering, or the stated date of approval of such holders of Series C Preferred Stock, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

Upon any conversion of the Series C Preferred Stock under Section 5 hereof, all accrued and unpaid dividends on the Series C Preferred Stock to and until the date of such conversion shall be forfeited and shall not be due and payable.

Section 5, Paragraph (e) shall be further amended by adding subparagraph (iii) as follows:

(iii) Reversion to Undesignated Preferred Stock Upon Mandatory Conversion. Immediately upon the Mandatory Conversion of Series C Preferred Stock pursuant to paragraph (i) above, all shares of Series C Preferred Stock so converted shall be returned to the status of authorized but unissued and undesignated shares of Preferred Stock of the Corporation and this Certificate of Designations, Preferences and Rights shall have no further force and effect.

The first sentence of Section 1 shall be amended as follows:

A total of 2,000,000 shares of the Corporation's Preferred Stock shall be designated the "Series C Preferred Stock."

FOURTH: in lieu of a meeting and vote of stockholders, the holders of the Corporation's outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting have given written consent to said amendments in accordance with Section 228 of the General Corporation Law of the State of Delaware.

FIFTH: that thereafter, written notice of the foregoing action was given in accordance with Section 228 of the General Corporation Law of the State of Delaware to those stockholders who have not consented in writing to the foregoing action.

SIXTH: that the aforesaid amendments were duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

**IN WITNESS WHEREOF**, the Corporation has caused this Certificate of Amendment to the Certificate of Designations to be signed by William A. Carter, its President, and attested to by Linda Fineman, its Assistant Secretary, this 30th day of June, 1994.

**HEM PHARMACEUTICALS CORP.**

By: William A Carter

William A. Carter, M.D.
President

ATTEST:

Linda A Fineman

Linda Fineman
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 09/09/1994
944169828 - 2249636

# AMENDED AND RESTATED

# CERTIFICATE OF INCORPORATION

# OF

# HEM PHARMACEUTICALS CORP.

**Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware**

* * * * *

**HEM Pharmaceuticals Corp.**, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is "**HEM Pharmacueticals Corp**". The name under which the corporation was originally incorporated was **HEM Research, Inc.** The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on **December 17, 1990.**

2. This Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of the corporation, and has been duly adopted by the corporation's directors in accordance with **Section 141(f)** of the General Corporation Law of the State of Delaware and by the corporation's Stockholders in accordance with **Sections 228, 242 and 245** of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment and restatement of the certificate of incorporation herein certified has been given to those stockholders who have not consented in writing thereto, as provided in **Section 228** of the General Corporation Law of the State of Delaware.

3. The text of the Amended and Restated Certificate of Incorporation is hereby restated and amended to read as of June 29, 1994 in its entirety as follows:

FIRST: The name of the corporation is HEM Pharmaceuticals Corp. (the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 55,000,000 of which 50,000,000 shares shall be Common Stock of the par value of $0.001 per share and 5,000,000 shares shall be Preferred Stock of the par value of $0.01 per share, with such designations, rights and preferences as maybe determined from time to time by the Board of Directors.

FIFTH: The number of authorized shares of any class of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

SIXTH: In furtherance and not in limitation of the powers conferred upon the Board of Directors by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, subject to the power of the

0144126

stockholders to adopt any By-Laws or to amend or repeal any By-Laws adopted, amended or repealed by the Board of Directors.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: No person who is or was a director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, unless, and only to the extent that, such director is liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to, repeal or adoption of any provision of this Certificate of Incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

NINTH: The Corporation shall indemnify each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement,

vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and such indemnification shall continue as to a person who has ceased to be such a person and shall inure to the benefit of the heirs, executors and administrators of such a person.

**IN WITNESS WHEREOF**, the undersigned, do hereby execute this certificate as of this 27th day of June, 1994.

William A Carter

**William A. Carter, M.D.,**
**Chief Executive Officer**

Attest:

Linda G. Fineman

**Linda Fineman,**
**Assistant Secretary**

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 05/05/1995
950099941 - 2249636

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*****

HEM Pharmaceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, adopted a resolution at a meeting duly held, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

> RESOLVED, that the Certificate of Incorporation of HEM Pharmaceuticals Corp. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
>
> "The name of the corporation is HEMISPHERx BIOPHARMA, INC."

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said HEM Pharmaceuticals Corp. has caused this certificate to be signed by William A. Carter, its Chairman of the Board, this 3RD day of May, 1995.

HEM Pharmaceuticals Corp.

BY: William A. Carter
William A. Carter,
Chairman of the Board

ATTEST:

By: Josephine M. Dolhancryk
Name: Josephine M. Dolhancryk
Asst. Secretary

85750.1

**CERTIFICATE OF CORRECTION FILED TO CORRECT CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF HEMISPHERX BIOPHARMA, INC. FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON MAY 5, 1995**

HEMISPHERX BIOPHARMA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the corporation is HEMISPHERX BIOPHARMA, INC.

2. That a Certificate of Amendment of Certificate of Incorporation was filed by the Secretary of State of Delaware on May 5, 1995 and that the said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows:

> The Stockholders of the Corporation did not consent to such Certificate of Amendment of Certificate of Incorporation as required by the General Corporation Law of the State of Delaware.

4. Said Certificate of Amendment of Certificate of Incorporation filed by the Secretary of State of Delaware on May 5, 1995 is hereby declared null and void and the name of the Corporation shall remain HEM PHARMACEUTICALS CORP.

IN WITNESS WHEREOF, said HEMISPHERX BIOPHARMA, INC., has caused this Certificate to be signed by William A. Carter, its Chairman of the Board and attested by Joseph M. Dolhancryk, Assistant Secretary, this 5th day of June, 1995.

HEMISPHERX BIOPHARMA, INC.

By: William A. Carter
William A. Carter,
Chairman of the Board

ATTEST:

By: Josephine M. Dolhancryk
Josephine M. Dolhancryk,
Assistant Secretary

67775.1

# CERTIFICATE OF AMENDMENT

OF

# CERTIFICATE OF INCORPORATION

*****

HEM Pharmaceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, adopted a resolution at a meeting duly held, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

> RESOLVED, that the Certificate of Incorporation of HEM Pharmaceuticals Corp. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
>
> "The name of the corporation is HEMISPHERx BIOPHARMA, INC."

SECOND: That in lieu of a meeting and vote of stockholders, the majority of the stockholders of the corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said HEM Pharmaceuticals Corp. has caused this certificate to be signed by William A. Carter, its Chairman of the Board, this 5th day of June, 1995.

HEM Pharmaceuticals Corp.

BY: *William A. Carter*
William A. Carter,
Chairman of the Board

ATTEST:

By: *Josephine M. Dolhancryk*
Josephine M. Dolhancryk
Assistant Secretary

48790.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 07/03/1996
960197033 - 2249636

**HEMISPHERX BIOPHARMA, INC.**

**CERTIFICATE OF DESIGNATIONS**
**OF**
**SERIES D CONVERTIBLE PREFERRED STOCK**

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

---

Hemispherx BioPharma, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") DOES HEREBY CERTIFY:

That pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation, pursuant to a unanimous written consent of Directors, dated July 2, 1996, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.01 par value, which series is designated "Series D Convertible Preferred Stock," which resolution is as follows:

**RESOLVED,** that pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, $.01 par value (hereafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:

**SERIES D CONVERTIBLE PREFERRED STOCK**

**Section 1.** __**Designation and Amount.**__ The shares of such series shall be designated as "Series D Convertible Preferred Stock" (the "Series D Convertible Preferred Stock"), and the number of shares constituting the Series D Convertible Preferred Stock shall be 6,000, and shall not be subject to increase.

**Section 2.** __**Stated Capital.**__ The amount to be represented in stated capital at all times for each share of Series D Convertible Preferred Stock shall be the sum of (i) $1,000, (ii) to the extent legally available, the accrued but unpaid dividends on such share of Series D Convertible Preferred

42.22.04.02

Stock, and (iii) to be determined on at least a quarterly basis, an amount equal to the accrued and unpaid interest on dividends in arrears through the date of determination (as provided in Section 4).

**Section 3.** <u>**Rank.**</u> All Series D Convertible Preferred Stock shall rank (i) senior to the Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with any additional series of preferred stock of any class which the Board of Directors or the stockholders may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

**Section 4.** <u>**Dividends and Distributions.**</u> (a) The holders of shares of Series D Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of $50.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance and shall be payable in cash quarterly on January 1, April 1, July 1, and October 1 of each year commencing October 1, 1996 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series D Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 4(b) hereof, shares of Common Stock of the Corporation or any combination of cash and shares of Common Stock, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series D Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 12% per annum until paid. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Series D Convertible Preferred Stock (collectively, the "Junior Dividend Stock"), shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the

Corporation of any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series D Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series D Convertible Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series D Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series D Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series D Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series D Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series D Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series D Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series D Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series D Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

(b) If the Corporation elects in the exercise of its sole discretion to issue shares of Common Stock in payment of dividends on the Series D Convertible Preferred Stock, the Corporation shall issue and dispatch, or cause to be issued and dispatched, to each holder of such shares a certificate representing the number of whole shares of Common Stock arrived at by dividing the per share Computed Price of such shares of Common

Stock into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series D Convertible Preferred Stock held by such holder which are being paid in shares of Common Stock were being paid in cash; provided, however, that if certificates representing shares of Common Stock are issued and dispatched to holders of Series D Convertible Preferred Stock subsequent to the third trading day after a dividend payment date, the percentage used to calculate the Computed Price will be reduced by one for each trading day after the third trading day following such dividend payment date to the date of dispatch of shares of Common Stock. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation may issue a number of shares of Common Stock to each holder which reflects a rounding to the nearest whole number of shares of Common Stock or may pay cash. The Corporation shall not exercise its right to issue shares of Common Stock in payment of dividends on Series D Convertible Preferred Stock if:

(i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to pay the portion of such dividends to be paid in shares of Common Stock;

(ii) the issuance or delivery of shares of Common Stock as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

(iii) the shares of Common Stock to be issued as a dividend payment have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

(iv) the Computed Price (determined without regard to the proviso to the definition thereof) is less than the par value of the shares of Common Stock;

(v) the shares of Common Stock (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such shares of Common Stock as a dividend payment or (B) are no longer listed on a national securities exchange, on the Nasdaq National Market or the Nasdaq SmallCap Market; or

(vi) the issuance of shares of Common Stock in payment of dividends on Series D Convertible Preferred Stock held by any GFL Person (as defined in Section 9(a) hereof) would result in any GFL Person beneficially owning more than 4.9%

of the Common Stock, determined as provided in the proviso to the second sentence of Section 9(a) hereof.

Shares of Common Stock issued in payment of dividends on Series D Convertible Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

"Computed Price" of shares of Common Stock on any date means the product obtained by multiplying (x) the Conversion Percentage (as defined in Section 9(b)) as in effect on such date times (y) the arithmetic mean of the per share Closing Price (as defined in Section 9(b)) of the Common Stock for the five consecutive trading days ending on the fifth trading day prior to the applicable dividend payment date; provided however, that, notwithstanding the foregoing, in no event shall the Computed Price be less than $.001 per share.

**Section 5.** Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series D Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series D Convertible Preferred Stock equal to the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears to the date of distribution, and (iii) $1,000.00 (collectively, "the Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series D Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); provided, however, that such rights shall accrue to the holders of Series D Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series D Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series D Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series D Convertible Preferred Stock (the "Parity Liquidation Stock") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such

preferential amounts). After payment in full of the liquidation price of the shares of the Series D Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

**Section 6.** **<u>No Mandatory Redemption.</u>** The shares of Series D Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation.

**Section 7.** **<u>No Sinking Fund.</u>** The shares of Series D Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

**Section 8.** **<u>Optional Redemption.</u>** So long as the Corporation is in compliance in all material respects with its obligations to the holders of shares of Series D Convertible Preferred Stock (including, without limitation, its obligations under the Registration Rights Agreement between the Corporation and the original holder of the Series D Convertible Preferred Stock (the "Registration Rights Agreement") and the provisions of this Certificate of Designations), the Corporation shall have the right, exercisable on not less than 15 days or more than 20 days written notice to the holders of record of the shares of Series D Convertible Preferred Stock to be redeemed, at any time and from time to time after the Registration Effective Date (as defined in Section 9(b)) to redeem all of the shares or any part of not less than 600 shares (or such lesser number of shares of Series D Convertible Preferred Stock as shall remain outstanding at the time of exercise of such redemption right) of Series D Convertible Preferred Stock in accordance with this Section 8. Any notice of redemption (a "Notice of Redemption") under this Section shall be delivered to the holders of the shares of Series D Convertible Preferred Stock at their addresses appearing on the records of the Corporation; <u>provided</u>, <u>however</u>, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series D Convertible Preferred Stock of any other holder. Any Notice of Redemption may, subject to the 15 and 20 day restrictions stated above, be given prior to the Registration Effective Date, but in any such case may not specify a Redemption Date (as herein defined) prior to a date which is after the Registration Effective Date. Any Notice of Redemption shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series D Convertible Preferred Stock pursuant to this Section 8, (2) the number of shares of Series D Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price (as hereinafter defined) per share of Series D Convertible Preferred Stock to be redeemed, determined in

accordance with this Section and (4) the date of redemption of such shares of Series D Convertible Preferred Stock, determined in accordance with this Section (the "Redemption Date"). On the Redemption Date, the Corporation shall make payment or cause to be paid in immediately available funds of the applicable Redemption Price (as hereinafter defined) to each holder of shares of Series D Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. If the Corporation exercises its right to redeem all or a portion of the outstanding shares of Series D Convertible Preferred Stock the Corporation shall make payment or cause to be paid to the holders of the shares of Series D Convertible Preferred Stock to be redeemed in respect of each share of Series D Convertible Preferred Stock to be redeemed of an amount equal to the greater of (a) the sum of (A) the amount of the Liquidation Preference of such share of Series D Convertible Preferred Stock determined as of the applicable Redemption Date and (B) $333.33 and (b) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the redemption pursuant to this Section 8, be issuable on conversion in accordance with Section 9(a) of one share of Series D Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a notice of conversion were given by the holder of such Series D Convertible Preferred Stock on the Redemption Date times (y) the arithmetic average of the Closing Price (as defined in Section 9(b)) of the Common Stock for the five consecutive trading days ending one trading day prior to the Redemption Date (such greater amount being referred to herein as the "Redemption Price"). Upon redemption of less than all of the shares of Series D Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series D Convertible Preferred Stock which have not been redeemed. Only whole shares of Series D Convertible Preferred Stock may be redeemed. If the Corporation exercises its right to redeem less than all outstanding shares of Series D Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series D Convertible Preferred Stock. Except as otherwise permitted by Section 9 hereof in connection with a conversion of shares of Series D Convertible Preferred Stock pursuant to Section 9(a), no share of Series D Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to Section 9 hereof may be redeemed by the Corporation pursuant to this Section 8 on or after the date of exercise of such conversion right regardless of whether the Notice of Redemption shall have been given prior to the date of exercise of such conversion right.

## Section 9. Conversion.

(a) Conversion at Option of Holder. The holders of the Series D Convertible Preferred Stock may, upon surrender of the certificates therefor, convert any or all of their shares of Series D Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the date which is 76 days after the date of initial issuance of shares of Series D Convertible Preferred Stock (the "Issuance Date") and at any time thereafter, each share of Series D Convertible Preferred Stock initially may be converted at the principal executive offices of the Corporation, the office of any transfer agent for the Series D Convertible Preferred Stock, if any, the office of any transfer agent for the Common Stock or at such other office or offices, if any, as the Board of Directors may designate, into such number of whole fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Conversion Amount, (ii) accrued but unpaid dividends to the Conversion Date on the share of Series D Convertible Preferred Stock being converted, and (iii) accrued but unpaid interest on the dividends on the share of Series D Convertible Preferred Stock being converted in arrears to the Conversion Date by (y) the lower of (1) the product of (A) the Conversion Percentage times (B) the arithmetic average of the Closing Price of the Common Stock on the five consecutive trading days immediately preceding the Conversion Date or (2) $4.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware), in each case subject to adjustment as hereinafter provided (the "Conversion Rate"); provided, however, that in no event shall GFL Advantage Fund Limited ("Advantage") be entitled to convert any shares of Series D Convertible Preferred Stock in excess of that number of shares of Series D Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by Advantage or any person associated or affiliated with, or serving as an adviser to Advantage (each a "GFL Person" and collectively, the "GFL Persons") (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted shares of Series D Convertible Preferred Stock and unexercised Warrants) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series D Convertible Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by any GFL Person of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the

immediately preceding sentence. The "Conversion Price" shall be equal to the Conversion Amount divided by the Conversion Rate. Notwithstanding any other provision of this Section 9, in connection with each conversion by any holder of shares of Series D Convertible Preferred Stock, in lieu of issuing shares of Common Stock on conversion of up to one-half of the shares of Series D Convertible Preferred Stock to be converted by such holder in such conversion, the Company shall have the right, exercisable by notice as herein provided to a holder of Series D Convertible Preferred Stock who shall have given a notice of conversion, to redeem up to one-half of the shares of Series D Convertible Preferred Stock at a price per share equal to the Redemption Price (as calculated in accordance with Section 8 hereof). Notice of any redemption pursuant to this Section 9(a) in connection with a particular conversion shall be given not later than one day after the Corporation receives the notice of conversion in connection with such conversion, may be sent by telephone line facsimile transmission to such number as the Corporation shall have obtained from such holder for this purpose, and shall be effective only upon actual receipt by such holder. A notice of redemption pursuant to this Section 9(a) shall state (1) the number of shares of Series D Convertible Preferred Stock to be redeemed and (2) the Redemption Price per share. The Redemption Price for any redemption pursuant to this Section 9(a) shall be paid by wire transfer of immediately available funds to such account as the holder exercising such conversion right shall have specified to the Corporation for this purpose and shall be paid not later than one business day after the Corporation shall have given a notice of redemption pursuant to this Section 9(a). Time is of the essence for any notice of redemption or payment of the Redemption Price pursuant to this Section 9(a). If the Corporation shall not give timely or proper notice of a redemption or shall fail to pay in full Redemption Price of all shares of Series D Convertible Preferred Stock to be redeemed, then such shares of Series D Convertible Preferred Stock shall be converted into shares of Common Stock in accordance herewith and notwithstanding any wire by the Corporation of any such defect or failure.

(b) Certain Definitions.

As used herein, the "Closing Price" of any security on any date shall mean the closing bid price of such security on such date on the principal securities exchange on which such security is traded.

"Computation Date" means (1) the date which is 90 days after the Closing Date, unless the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement theretofore has been declared effective by the SEC, and, (2) if the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement has not theretofore been

declared effective by the SEC, each date which is 30 days after a Computation Date.

As used herein, the "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as hereinafter provided.

As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Corporation, in case of a conversion at the option of the holder pursuant to Section 9(a).

As used herein, "Conversion Percentage" shall mean 75 percent, except that, if the Registration Statement is not ordered effective by the SEC within 90 days after the Issuance Date, then the percentage stated above in this paragraph shall be reduced by two and one half percentage points on each Computation Date or by a pro rated portion of such two and one half percentage points in the case of any Computation Date which is less than 30 days subsequent to a prior Computation Date; provided, however, that if the arithmetic average of the Closing Price on the five consecutive trading days immediately preceding a particular Conversion Date is $2.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware) or less, then the Conversion Percentage applicable to such Conversion Date shall mean 100 percent, regardless of the actual amount otherwise determined pursuant hereto.

As used herein, "Registration Effective Date" shall mean, with respect to any share of Series D Convertible Preferred Stock, the date on which the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a) of the Registration Rights Agreement is first ordered effective by the SEC.

As used herein, "Registration Statement" shall mean the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a) of the Registration Rights Agreement.

As used herein, "SEC" shall mean the United States Securities and Exchange Commission.

(c) Other Provisions. Notwithstanding anything in this Section 9 to the contrary, no change in the Conversion Amount shall actually be made until the cumulative effect of the adjustments called for by this Section 9 since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually

be changed to reflect all adjustments called for by this Section 9 and not previously made. Notwithstanding anything in this Section 9, no change in the Conversion Amount shall be made that would result in a Conversion Price of less than the par value of the Common Stock into which shares of Series D Convertible Preferred Stock are at the time convertible.

The holders of shares of Series D Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series D Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that shares of Series D Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series D Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series D Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series D Convertible Preferred Stock for conversion. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series D Convertible Preferred Stock that may be accrued and unpaid at the date of surrender for conversion.

The right of the holders of Series D Convertible Preferred Stock to convert their shares shall be exercised by delivering to the Corporation or its agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series D Convertible Preferred Stock to be converted. Promptly, but in no event later than 10 business days after delivery of a notice of conversion, such holder shall surrender for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. If such holder shall fail to deliver certificates representing shares to be converted in such form on or prior to such tenth business day, such notice of conversion shall not be effective, unless otherwise agreed by the Corporation, but such failure shall not affect such holder's right to convert such shares at a date after the date such notice of conversion was given. The Corporation shall pay any tax arising under United States federal, state or local law in connection with any conversion of shares of Series D Convertible Preferred Stock except that the Corporation shall not, however, be required to pay

any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series D Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series D Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series D Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series D Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series D Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series D Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series D Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock into which such shares of Series D Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange. If, in

connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series D Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series D Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

If a holder shall have given a notice of conversion of shares of Series D Convertible Preferred Stock, upon surrender of certificates representing shares of Series D Convertible Preferred Stock for conversion, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three business days after such surrender of certificates and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided.

No fractional shares of Common Stock shall be issued upon conversion of Series D Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the arithmetic average of the Closing Price of a share of Common Stock on the three consecutive trading days before the Conversion Date and (ii) such fraction of a share or (b) may issue an additional share of Common Stock.

The "Closing Price" for each day shall be the closing price regular way on such day as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the closing bid price as reported on the Nasdaq National Market (or, if not so reported, the closing price), or, if not admitted for quotation on the Nasdaq National Market, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers

Automated Quotations System ("NASDAQ"), or if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purposes, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Common Stock on such day as determined in good faith by the Board of Directors. Such determination by the Board of Directors shall be conclusive.

The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of the first three sentences of the first paragraph of this Section 9(c), as follows:

(i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price"), then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

$$C_1 = C \times \frac{O + N}{O + \frac{N \times P}{M}}$$

where

$C_1$ = the adjusted Conversion Amount

$C$ = the current Conversion Amount

$O$ = the number of shares of Common Stock outstanding on the record date.

$N$ = the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.

$P$ = the offering price per share of the additional shares (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).

$M$ = the Current Market Price per share of Common Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to

receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

(ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

$$C_1 = C \times \frac{M}{M - F}$$

where

$C_1$ = the adjusted Conversion Amount

C = the current Conversion Amount

M = the Current Market Price per share of Common Stock on the record date mentioned below.

F = the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series D Convertible Preferred Stock.

(iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

(iv) If at any time as a result of an adjustment made pursuant to the fifth paragraph of this Section 9(c), the holder of any Series D Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be

subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

Except as otherwise provided above in this Section 9, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each transfer agent, if any, for the Series D Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Series D Convertible Preferred Stock and the Common Stock is traded, or the Nasdaq National Market if the Series D Convertible Preferred Stock or Common Stock is admitted for a quotation thereon, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 9, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series D Convertible Preferred Stock, which notice shall be made within 45 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

Whenever the Corporation shall propose to take any of the actions specified in the fifth paragraph of this Section 9(c) or in subparagraphs (i) or (ii) of the ninth paragraph of this Section 9(c) which would result in any adjustment in the Conversion Amount under this Section 9(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series D Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

Notwithstanding any other provision of this Section 9, no adjustment in the Conversion Amount need be made (a) for a transaction referred to in subparagraphs (i) or (ii) of the ninth paragraph of this Section 9(c) if holders of Series D Convertible Preferred Stock are to participate in the transaction or distribution on a basis and with notice that the Board of

Directors determines such transaction to be fair to the holders of the Series D Convertible Preferred Stock and appropriate in light of the basis on which holders of the Common Stock or, in the case of a transaction referred to in said subparagraph (ii), holders of Junior Stock participate in the transaction; (b) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, provided that the purchase price in any such sale is at least equal to the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Corporation for the benefit of its employees, directors, or consultants; or (c) after such time as a holder of shares of Series D Convertible Preferred Stock becomes entitled to receive only cash upon conversion of such shares (in which case no interest shall accrue on the amount of such cash for any period prior to the date which is three business days after surrender of the certificates for such shares for conversion).

(d) Mandatory Conversion. So long as the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series D Convertible Preferred Stock (including its obligations under the Registration Rights Agreement and the provisions of this Certificate of Designations) and so long as the Registration Statement shall be effective, on the date which is 730 days after the date the Registration Statement is first ordered effective by the SEC (the "Mandatory Conversion Date") all of the shares of Series D Convertible Preferred Stock then outstanding shall be converted, in accordance with the provisions, and subject to the limitations, of Section 9(a), into shares of Common Stock to the extent the same are at such time convertible into shares of Common Stock. On the Mandatory Conversion Date, the Corporation shall mail by first class mail or otherwise deliver to each holder of Series D Convertible Preferred Stock a notice (a "Section 9(d) Notice"), which shall state (1) the number of shares of Series D Convertible Preferred Stock held by such holder which have been converted into shares of Common Stock in accordance with this Section 9(d) and (2) the Mandatory Conversion Date. If the Corporation shall give a Section 9(d) Notice, then, unless theretofore converted by the holder in accordance herewith or redeemed by the Corporation, and, so long as the Registration Statement shall remain effective on the Mandatory Conversion Date and the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series D Convertible Preferred Stock (including its obligations under the Registration Rights Agreement and the provisions of this Certificate of Designations) on the Mandatory Conversion Date, on the Mandatory Conversion Date properly set forth therein, all shares of Series D Convertible Preferred Stock which on the Mandatory Conversion Date are convertible in accordance with Section 9(a) hereof, shall be converted into such number of shares of Common Stock as shall be determined pursuant to this Section 9 as if the conversion of such number of shares of Series D Convertible Preferred Stock were made by the holders thereof in accordance herewith and as if the Mandatory Conversion

Date were the Conversion Date. Upon the surrender of certificates for shares of Series D Convertible Preferred Stock by the holder after a Section 9(d) Notice is given, the Corporation shall issue and, within three trading days after such surrender, deliver to or upon the order of such holder that number of shares of Common Stock for the number of shares of Series D Convertible Preferred Stock converted, together with accrued and unpaid dividends thereon to the date of conversion and accrued and unpaid interest on dividends on such shares which are in arrears, as shall be determined in accordance herewith. In connection with any conversion of shares of Series D Convertible Preferred Stock pursuant to this Section 9(d), the Corporation shall not have the right provided in Section 9(a) to redeem any portion of such shares for cost in lieu of such conversion.

(e) Conversion at Option of Corporation. So long as the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series D Convertible Preferred Stock (including its obligations under the Registration Rights Agreement and the provisions of this Certificate of Designations) and so long as the Registration Statement required to be filed under the Registration Rights Agreement shall be effective, the Corporation shall have the right, exercisable at any time after the date which is 360 days after the Registration Effective Date by at least 15 business days but not more than 20 business days prior notice (a "Corporation Conversion Notice") to the holders of the Series D Convertible Preferred Stock to require the holders of the Series D Convertible Preferred Stock to convert, in accordance with the provisions, and subject to the limitations, of this Section 9, all or any part of the outstanding shares of Series D Convertible Preferred Stock into shares of Common Stock to the extent the same are at such time convertible into shares of Common Stock. The Corporation Conversion Notice shall state (1) the number of shares of Series D Convertible Preferred Stock which the Corporation seeks to require to be converted into shares of Common Stock and (2) the date for such conversion (the "Corporation Conversion Date"). If the Corporation shall give a Corporation Conversion Notice, then, unless theretofore converted by the holder or redeemed by the Corporation in accordance herewith, and, so long as the Registration Statement shall remain effective on the Corporation Conversion Date and the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series D Convertible Preferred Stock (including its obligations under the Registration Rights Agreement and the provisions of this Certificate of Designations) on the Conversion Date, such shares of Series D Convertible Preferred Stock subject to this provision shall be converted into such number of shares of Common Stock as shall be determined pursuant to this Section 9 as if the conversion of such number of shares of Series D Convertible Preferred Stock were made by the holders thereof in accordance herewith without any further action on the part of the holders of such shares of Series D Convertible Preferred Stock. Upon receipt

by the Corporation of certificates for shares of Series D Convertible Preferred Stock converted into shares of Common Stock in accordance with this Section 9(e) after a Corporation Conversion Notice is given, the Corporation shall issue and, within three trading days after such surrender, deliver to or upon the order of such holder (1) that number of shares of Common Stock for the number of shares of Series D Convertible Preferred Stock converted, together with accrued and unpaid dividends thereon to the date of conversion and accrued and unpaid interest on dividends on such shares which are in arrears, as shall be determined in accordance herewith and (2) a new certificate for the balance of shares of Series D Convertible Preferred Stock, if any. In connection with any conversion of shares of Series D Convertible Preferred Stock pursuant to this Section 9(e), the Corporation shall not have the right provided in Section 9(a) to redeem any portion of such shares for cash in lieu of such conversion.

(f) **Conversion Into Units**. Notwithstanding any other provision to the contrary contained herein, if, at the time of any conversion pursuant to any provision of this Section 9 the Common Stock is not trading on the Nasdaq SmallCap Market ("Nasdaq") separate from units ("Units"), each Unit consisting of one share of Common Stock and one Class A Redeemable Common Stock Purchase Warrant to purchase one share of Common Stock (the "Common Stock Purchase Warrants"), then upon any such conversion, in lieu of issuance of shares of Common Stock, the Company shall issue a number of Units determined as provided in this Section 9(f). Any Common Stock Purchase Warrant issued upon conversion of shares of Series D Convertible Preferred Stock issued pursuant to the Warrant Agreement, dated November 2, 1995, by and between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agreement"), shall be in the form specified in the Warrant Agreement. If at any time shares of Series D Convertible Preferred Stock shall be convertible into Units as provided in this Section 9(f), then the number of Units to be issued on conversion of each share of Series D Convertible Preferred Stock shall be determined based on the Closing Price of the Units. All other provisions of this Section 9 relating to conversion of shares of Series D Convertible Preferred Stock shall be applicable to the Units as if they were shares of Common Stock.

**Section 10. Voting Rights.** Except as otherwise required by law, shares of Series D Convertible Preferred Stock shall not be entitled to vote on any matter.

The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series D Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights

of the Series D Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock or any other capital stock of the Corporation ranking on a parity with the Series D Convertible Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights.

**Section 11. Outstanding Shares.** For purposes of this Certificate of Designations, all shares of Series D Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series D Convertible Preferred Stock for conversion into Common Stock, all shares of Series D Convertible Preferred Stock converted into Common Stock; (ii) from the date of registration of transfer, all shares of Series D Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation and (iii) from the Redemption Date, all shares of Series D Convertible Preferred Stock which are redeemed, so long as in each case the Redemption Price of such shares of Series D Convertible Preferred Stock shall have been paid by the Corporation as and when required hereby. For the purposes of this Certificate of Designations, "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. "Control" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

**IN WITNESS WHEREOF,** Hemispherx BioPharma, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by William A. Carter, M.D., its President, this 3rd day of July, 1996.

**HEMISPHERX BIOPHARMA, INC.**

By William A. Carter

William A. Carter

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:30 AM 08/26/1996
960248176 - 2249636

# CERTIFICATE OF CORRECTION FILED TO CORRECT A CERTAIN ERROR IN THE CERTIFICATE OF DESIGNATIONS OF SERIES D CONVERTIBLE PREFERRED STOCK OF HEMISPHERX BIOPHARMA, INC. FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON JULY 3, 1996

Hemispherx BioPharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

**DOES HEREBY CERTIFY:**

1. The name of the corporation is Hemispherx Biopharma, Inc.

2. That a Certificate of Designations of Series D Convertible Preferred Stock (the "Certificate") was filed with the Secretary of State of the State of Delaware on July 3, 1996 and that the Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of the Certificate to be corrected is a typographical error in the last sentence of Section 9(d) of the Certificate.

4. The last sentence of Section 9(d) of the Certificate is corrected to read as follows:

In connection with any conversion of shares of Series D Convertible Preferred Stock pursuant to this Section 9(d), the Corporation shall not have the right provided in Section 9(a) to redeem any portion of such shares for cash in lieu of such conversion.

**IN WITNESS WHEREOF,** said Hemispherx Biopharma, Inc. has caused this Certificate to be signed by William A. Carter, M.D., its President, as of the 19th day of August, 1996.

**HEMISPHERX BIOPHARMA, INC.**

By William A. Carter
President

43.22.04.25

**CERTIFICATE OF CORRECTION FILED TO CORRECT A CERTAIN ERROR IN THE CERTIFICATE OF DESIGNATIONS OF SERIES D CONVERTIBLE PREFERRED STOCK OF HEMISPHERX BIOPHARMA, INC. FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON JULY 3, 1996**

Hemispherx BioPharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

**DOES HEREBY CERTIFY:**

1. The name of the corporation is Hemispherx Biopharma, Inc.

2. That a Certificate of Designations of Series D Convertible Preferred Stock (the "Certificate") was filed with the Secretary of State of the State of Delaware on July 3, 1996 and that the Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of the Certificate to be corrected is a typographical error in the last sentence of Section 9(d) of the Certificate.

4. The last sentence of Section 9(d) of the Certificate is corrected to read as follows:

In connection with any conversion of shares of Series D Convertible Preferred Stock pursuant to this Section 9(d), the Corporation shall not have the right provided in Section 9(a) to redeem any portion of such shares for cash in lieu of such conversion.

**IN WITNESS WHEREOF,** said Hemispherx Biopharma, Inc. has caused this Certificate to be signed by William A. Carter, M.D., its President, as of the 19th day of August, 1996.

**HEMISPHERX BIOPHARMA, INC.**

By William A. Carter

President

**CERTIFICATE OF CORRECTION FILED TO CORRECT A CERTAIN ERROR IN THE CERTIFICATE OF DESIGNATIONS OF SERIES D CONVERTIBLE PREFERRED STOCK OF HEMISPHERX BIOPHARMA, INC. FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON JULY 3, 1996**

Hemispherx BioPharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

**DOES HEREBY CERTIFY:**

1. The name of the corporation is Hemispherx Biopharma, Inc.

2. That a Certificate of Designations of Series D Convertible Preferred Stock (the "Certificate") was filed with the Secretary of State of the State of Delaware on July 3, 1996 and that the Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of the Certificate to be corrected is a typographical error in the last sentence of Section 9(d) of the Certificate.

4. The last sentence of Section 9(d) of the Certificate is corrected to read as follows:

In connection with any conversion of shares of Series D Convertible Preferred Stock pursuant to this Section 9(d), the Corporation shall not have the right provided in Section 9(a) to redeem any portion of such shares for cash in lieu of such conversion.

**IN WITNESS WHEREOF,** said Hemispherx Biopharma, Inc. has caused this Certificate to be signed by William A. Carter, M.D., its President, as of the 19th day of August, 1996.

**HEMISPHERX BIOPHARMA, INC.**

By William A. Carter
President

42.22.04.25

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/06/1997
971074017 – 2249636

**CERTIFICATE OF POWERS, DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES OF THE PREFERRED STOCK OF HEMISPHERX BIOPHARMA, INC.**

To Be Designated
Series E Preferred Stock

Hemispherx Biopharma, Inc., a Delaware corporation (the "Company"), in accordance Section 103 of the General Corporation Law of the State of Delaware ("DGCL"), by its President, does hereby certify that on January 31, 1997, the Board of Directors of the Company by unanimous written consent pursuant to Section 141(f) of the DGCL, duly adopted the following resolutions providing for the issuance of a series of Preferred Stock to be designated the Series E Convertible Preferred Stock, par value $.01, and to consist of 5,000 shares:

> RESOLVED, that the Company is authorized to issue a series of Preferred Stock to be designated the Series E Convertible Preferred Stock, $.01 par value ("Series E Preferred"), to consist of 5,000 shares; and it is further
>
> RESOLVED, that the rights, privileges and limitations of each share of Series E Preferred shall be as follows:

1. Issuance. The Series of Preferred designated as the Series E Preferred shall consist of 5,000 shares.

2. Dividends. The holders of shares of Series E Preferred stock shall receive dividends, when and if declared by the board of directors, out of funds legally available for the payment of dividends, at the rate of $60 per share in cash (or at the option of the Company in freely tradable shares of the Company's Common Stock, $.01 par value ("Common Stock") based on market value at the time the dividend is declared), payable in preference to all other common shareholders and on a parity basis with respect to any other series of preferred shares. Such dividends shall be cumulative, and no dividend shall be paid on the shares of any other class ranking junior to the Series E Preferred unless the current annual dividend, and all arrears of dividends if any, on the shares of Series E Preferred shall have been paid, or provision shall have been made for the payment thereof. The holders of shares of Series E Preferred shall at no time have any other right to further dividends of any kind.

3. Voting Rights Except as required by law, shares of Series E Preferred shall not be entitled to vote on any matter upon which the vote, or the consent in lieu of voting, of the shareholders is required including, without limitation, the election of directors.

4. Rank. All Series E Preferred shall rank (i) senior to the Common Stock, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, and (ii) on a parity with any additional series of preferred stock of any class which the Board of Directors or the stockholders may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary.

5. Liquidation. In the event of the dissolution, liquidation, or winding up of the Company, or a sale of all its assets, whether voluntary or involuntary, or in the event of its insolvency, there shall be paid to the holders of the shares of Series E Preferred the sum of $1,000 per share, plus accrued and unpaid dividends, before any sums shall be paid or any assets distributed among the holders of the Company's Common Stock. If the assets of the Company shall be insufficient to permit the payment in full to the holders of the shares of Series E Preferred and other series of preferred stock of the amount thus distributable, then the entire assets of the Company shall be distributed ratably among the holders of Series E Preferred and the holders of other series of preferred stock. After the foregoing payments to the holders of shares of Series E Preferred and holders of other series of preferred stock, the remaining assets and funds of the Company shall be distributed among and paid to the holders of the Common Stock, share and share alike, in proportion to their shareholdings. The foregoing provisions of this paragraph shall not, however, be deemed to require the distribution of assets among the holders of the Series E Preferred and the holders of the Common Stock in the event of a consolidation, merger, lease, or sale, which does not in fact result in the liquidation or winding up of the enterprise.

6. Conversion of Series E Preferred for Common Stock. The holders of Series E Preferred, subject to the conditions set forth below, upon surrender of the certificates therefor, shall have the right to convert the Series E Preferred into fully paid and non-assessable shares of Common Stock determined by dividing (x) the sum of (i) $1,000 and (ii) accrued but unpaid dividends by (y) $2.00 (the "Exchange Rate");

Shares of Series E Preferred shall be exchanged only upon such conditions and at such times as follows:

(A) As promptly as practicable after the conversion, and in any event within 15 calendar days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes) will issue and deliver to the holder of record, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, including fractional shares.

(B) In the event that sufficient authorized and unissued shares of Common Stock are not available in order to convert specific Series E Preferred into shares of Common Stock, such conversion shall take place upon obtaining shareholder approval of an amendment to the Company's Certificate of Incorporation authorizing additional Common Stock.

(C) If, prior to the exercise of the conversion, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either case, the Exchange Rate per share of the Common Stock shall be proportionately reduced, and, conversely, in the event that the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exchange Rate per share of the Common Stock shall be proportionately increased and the number of shares of Common Stock at that time into which a share of Series E Preferred may be converted shall be proportionately decreased. If the Company shall at any time prior to the exercise of the exchange declare a dividend payable in cash on its Common Stock and at substantially the same time offer its holders of Common Stock a right to purchase Common Stock from the proceeds of such dividend or for an amount substantially equal to such dividend, then, in such cases, all Common Stock so issued shall be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the exchange thereof. Issuance of shares of a subsidiary of the Company as a dividend to the Company's shareholders shall have no effect on the Exchange Rate.

7. Redemption. The Company shall have the right, exercisable on not less than 5 days written notice to the holders of record of Series E Preferred, to redeem any or all of the Series E Preferred Shares, at any time 12 months after the effective date of a registration statement registering the shares of Common Stock underlying the Series E Preferred under the Securities Act of 1933, as amended (the "Registration Statement"), at a price per share of Series E Preferred equal to the sum of (i) $1,250 and (ii) accrued and unpaid dividends.

8. Mandatory Conversion. So long as the Registration Statement shall be effective, on the date which is 730 days after the date of delivery and issuance of the Certificate representing the Series E Preferred Shares to the holders, all of the shares of Series E Preferred then outstanding shall be converted into shares of Common Stock in accordance with the provisions of Section 5.

9. Future Offerings. During the period that the Series E Preferred is outstanding, the Company shall not proceed with any Regulation S offerings or similarly structured Regulation D offerings which have a conversion price with a floating discount to the market price of the Common Stock.

IN WITNESS WHEREOF, we, the undersigned, have executed and subscribed this certificate on March 4, 1997.

William A Carter

William A. Carter, President

ATTEST:

Josephine Dolhancryk, Asst. Secretary

Josephine Dolhancryk, Asst. Secretary Hemispherx BioPharma, Inc.

HEMIS\AGMTS\DESIGNATION.E.CZ

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:11 PM 11/19/2002
020713187 - 2249636

# CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

HEMISPHER$_X$ BIOPHARMA, INC.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

We, William A. Carter, M.D., Chairman of the Board, and Ransom W. Etheridge, Secretary, of Hemispherx Biopharma, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on November, 19, 2002, adopted the following resolution creating a series of 500,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 500,000.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of outstanding shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.001 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after November 19, 2002 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the

period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the

number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required

number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of

the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. <u>Certain Restrictions</u>.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as

to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. <u>Liquidation, Dissolution or Winding Up</u>. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to$1.00 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and

the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Amended and Restated Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in propor-

tion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 19th day of November, 2002.

/s/ Dr. William A. Carter
Name: William A. Carter, M.D.
Title: Chairman of the Board

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:39 AM 09/16/2003
FILED 11:39 AM 09/16/2003
SRV 030595477 - 2249636 FILE

# CERTIFICATE OF AMENDMENT
# OF THE
# CERTIFICATE OF INCORPORATION
# OF
# HEMISPHERX BIOPHARMA, INC.

Under Section 242 of the
Corporation Law of the State of Delaware

William A. Carter, the President of HEMISPHERX BIOPHARMA, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

> "Article 'FOURTH' of the Certificate of Incorporation, which sets forth the capitalization of the Company, is amended and, as amended, reads as follows:
>
> > 'FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 105,000,000 of which 100,000,000 shares shall be Common Stock of the par value of $0.001 and 5,000,000 shares shall be Preferred Stock of the par value of $0.01, with such designations, rights and preferences as may be determined from time to time by the Board of Directors.'"

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the President hereinbefore named, has executed, signed and acknowledged this amendment to the Certificate of Incorporation this 10th day of September, A.D. 2003.

Wm A. Carter

William A. Carter, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:00 AM 12/19/2006
FILED 11:00 AM 12/19/2006
SRV 061169515 - 2249636 FILE

# CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF HEMISPHERX BIOPHARMA, INC.

**Under Section 242 if the Corporation Law of the State of Delaware**

**William A. Carter, the Chief Executive Officer of HEMISPHERX BIOPHARMA, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:**

**FIRST: That the Board of Directors of said corporation, at a duly constituted meeting of the Board of Directors, adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:**

> **"Article 'FOURTH' of the Certificate of Incorporation, which sets forth the capitalization of the Company, is amended and, as amended, reads as follows:**
>
> > **'FOURTH'. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 205,000,000 of which 200,000,000 shares shall be Common Stock of the par value of $0.001 and 5,000,000 shares shall be Preferred Stock of the par value of $0.01, with such designations, right and preferences as may be determined from time to time by the Board of Directors.'"**

**SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.**

**IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer hereinbefore named, has executed, signed and acknowledged this amendment to the Certificate of Incorporation this 15th day of December, A.D. 2006.**

William A. Carter

**William A. Carter, Chief Executive Officer**

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:05 PM 12/12/2011
FILED 05:46 PM 12/12/2011
SRV 111282663 - 2249636 FILE

# CERTIFICATE OF AMENDMENT
# OF THE
# CERTIFICATE OF INCORPORATION
# OF
# HEMISPHERX BIOPHARMA, INC.

Under Section 242 of the
Corporation Law of the State of Delaware

The above corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That the Board of Directors of the corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

"Article 'FOURTH' of the Certificate of Incorporation, which sets forth the capitalization of the Corporation, is amended and, as amended, reads as follows:

'FOURTH. A. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 355,000,000 of which 350,000,000 shares shall be Common Stock of the par value of $0.001 and 5,000,000 shares shall be Preferred Stock of the par value of $0.01, with such designations, rights and preferences as may be determined from time to time by the Board of Directors.'

'B. At such times as at least 200,000,000 shares of Common Stock are issued or reserved for issuance, any additional authorized shares of Common Stock ("Additional Authorized Shares") may only be issued (or reserved for issuance) if not prohibited by the Corporation's Memorandum of Limitations and Restrictions on Stock Issuances (the "Memorandum") attached hereto and by this reference incorporated herein.'

'C. Notwithstanding Paragraph "FOURTH B" above, Additional Authorized Shares can be issued (or reserved for issuance) for purposes not permitted in the Memorandum (each, a "Special Purpose") if: (i) the Corporation's Board of Directors specifies to stockholders the number of authorized shares that it believed will be necessary to accomplish the Special Purpose, the reason the Special Purpose is necessary and the anticipated use of proceeds therefrom, if any; and (ii) the Special Purpose is approved by the affirmative vote of the holders of at least a majority of the shares represented and voting at a meeting of stockholders for such purposes at which a quorum is present.'

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 12th day of December, 2011.

William A. Carter

William A. Carter,
Chief Executive Officer

# MEMORANDUM OF LIMATIONS AND RESTRICTIONS ON STOCK ISSUANCES

This Memorandum (the "Memorandum") sets forth the general limitations and restrictions (the "Issuance Limitations") on the issuance (and reservation for issuance) of Common Stock ("Common Stock") of Hemispherx Biopharma, Inc. (the "Company") from the 150,000,000 shares of Common Stock newly authorized (the "New Common Stock") as a result of the filing of the Certificate of Amendment to the Company's Certificate of Incorporation to which this Memorandum is attached (the "Certificate of Amendment") with the Delaware Secretary of State to increase the number of shares of Common Stock authorized for issuance from 200,000,000 shares to 350,000,000 shares.

The Company may not issue (or reserve for issuance) shares of New Common Stock without first obtaining stockholder approval pursuant to Article Fourth C of the Certificate of Amendment, where such issuance or reservation would have a primary purpose of raising funds. Whether a purpose was primarily for fund raising purposes is to be determined by a majority of the Company's Independent Directors.

The following transactions are, per se, within the parameters of Issuance Limitations:

- An Underwritten Follow on offering;
- A Registered Direct offering;
- A Private Investment in Public Equity (PIPE) offering;
- An Equity Line of Credit;
- An Underwritten Shelf Takedown; or
- An At-The-Market (ATM) Offering Program (including any amendment to the Company's existing At-the-Market Offering program).

This list is meant to be illustrative but is not all-inclusive.

*State of Delaware*
*Secretary of State*
*Division of Corporations*
*Delivered 05:49 PM 11/01/2012*
*FILED 05:39 PM 11/01/2012*
*SRV 121188396 - 2249636 FILE*

# AMENDED AND RESTATED CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

HEMISPHERX BIOPHARMA, INC.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

We, William A. Carter, M.D., Chairman of the Board, and Thomas K. Equels, Secretary, of Hemispherx Biopharma, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on November 19, 2002, adopted the following resolution creating a series of 500,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock;

That, in accordance therewith, on November 19, 2002, said Corporation filed with the Delaware Secretary of State a Certificate Of Designation, Preferences And Rights Of Series A Junior Participating Preferred Stock (the "Original Certificate of Designations");

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on October 31, 2012, adopted a resolution increasing the number of shares of Preferred Stock designated as Series A Junior Participating Preferred Stock from 500,000 to 1,500,000 and authorizing the filing of an amended Certificate of Designation;

That the Original Certificate of Designations as amended, reads as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock and the number of shares constituting such series shall be 1,500,000.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of outstanding shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally

available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.001 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after November 19, 2002 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights

Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or

stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation

ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $1.00 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Amended and Restated Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 2nd day of November, 2012.

/s/ William A. Carter
Name: William A. Carter, M.D.
Title: Chairman of the Board

Attest:

/s/ Thomas K. Equels
Name: Thomas K. Equels
Title: Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:17 PM 08/18/2016
FILED 03:17 PM 08/18/2016
SR 20165424342 - File Number 2249636

# CERTIFICATE OF AMENDMENT
# OF THE
# CERTIFICATE OF INCORPORATION
# OF
# HEMISPHERX BIOPHARMA, INC.

Under Section 242 of the
Corporation Law of the State of Delaware

The undersigned, being the duly elected President and Chief Executive Officer of Hemispherx Biopharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the corporation, at a meeting of the Board of Directors duly called, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

"Article 'FOURTH' of the Certificate of Incorporation, which sets forth the capitalization of the Corporation, is amended to add subsection "D" and, as amended, subsection "D" reads as follows:

"D. Stock Split.

As of 11:59 P.M. (Eastern Time) on August 26, 2016 (the "Effective Time"), each twelve (12) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock as a result of the Reverse Stock Split shall be entitled to receive in lieu of such fractional share interests, upon the Effective Time, one whole share of Common Stock. There shall be no change to the par value or the number of authorized shares of Common Stock as a result of the Reverse Stock Split."

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 17th day of August, 2016.

Thomas K. Equels, President and
Chief Executive Officer

441909_3

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:58 PM 11/14/2017
FILED 02:58 PM 11/14/2017
SR 20177077512 - File Number 2249636

# CERTIFICATE OF AMENDMENT

of

# AMENDED AND RESTATED CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

# HEMISPHERX BIOPHARMA, INC.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

The undersigned, Thomas K. Equels, Chief Executive Officer of Hemispherx Biopharma, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the said Corporation (the "Certificate of Incorporation"), the said Board of Directors on November 19, 2002, adopted a resolution creating a series of shares of Preferred Stock designated as Series A Junior Participating Preferred Stock;

That, in accordance therewith, on November 19, 2002, said Corporation filed with the Delaware Secretary of State a Certificate Of Designation, Preferences And Rights Of Series A Junior Participating Preferred Stock (the "Original Certificate of Designations");

That, on November 1, 2012, said Corporation filed with the Delaware Secretary of State an Amended and Restated Certificate Of Designation, Preferences And Rights Of Series A Junior Participating Preferred Stock (the "2012 Certificate of Designations");

That no shares of Series A Junior Participating Preferred Stock have been issued;

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation and Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors on November 14, 2017, adopted resolutions to further amend the 2012 Certificate of Designations;

That the resolution setting forth the proposed amendment is as follows:

> RESOLVED, that the Amended and Restated Certificate Of Designation, Preferences And Rights Of Series A Junior Participating Preferred Stock of the Corporation be amended in its entirety to read as set forth on the attached Exhibit 1; and

That said amendment was duly adopted in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Hemispherx Biopharma, Inc. has caused this certificate to be signed by its authorized officer, this 14th day of November, 2017.

Name: Thomas K. Equels

Title: Chief Executive Officer

475692-2

**Exhibit 1**

CERTIFICATE OF AMENDMENT

to

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

HEMISPHERX BIOPHARMA, INC.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

Hemispherx Biopharma, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation and Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, by resolutions dated November 14, 2017, approved amendments to the Amended and Restated Certificate Of Designation, Preferences And Rights Of Series A Junior Participating Preferred Stock, previously filed with the Secretary of State on November 1, 2012, amending the the designations, powers, preferences, and relative, participating, optional, or other rights, and the qualifications, limitations, or restrictions of the Series A Junior Participating Preferred Stock in their entirety, as set forth below:

Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock and the number of shares constituting such series shall be 250,000.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of outstanding shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.001 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after November 14, 2017 (the "Adjustment Date") (i) declare any dividend on Common Stock

payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Adjustment Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of

the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under

Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $1.00 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Adjustment Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the

aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Adjustment Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Amended and Restated Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:19 PM 03/06/2019
FILED 12:19 PM 03/06/2019
SR 20191787382 - File Number 2249636

**HEMISPHERX BIOPHARMA, INC.**

# CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW

The undersigned, Thomas K. Equels, M.S., J.D. and Peter W. Rodino, III, Esq., do hereby certify that:

1. They are the President and Secretary, respectively, of Hemispherx Biopharma, Inc., a Delaware corporation (the "Corporation").

2. The Corporation is authorized to issue 5,000,000 shares of preferred stock, none of which have been issued.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the "Board of Directors"):

**WHEREAS**, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 5,000,000 shares, $0.01 par value per share, issuable from time to time in one or more series;

**WHEREAS**, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

**WHEREAS**, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 10,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:

**NOW, THEREFORE, BE IT RESOLVED**, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

## TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

"Alternate Consideration" shall have the meaning set forth in Section 7(d).

"Beneficial Ownership Limitation" shall have the meaning set forth in Section 6(d).

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Buy-In" shall have the meaning set forth in Section 6(c)(iv).

"Closing" means the closing of the purchase and sale of the Securities pursuant to the Dealer Manager Agreement.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the Corporation's common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Stock Equivalents" means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Conversion Amount" means the sum of the Stated Value at issue.

"Conversion Date" shall have the meaning set forth in Section 6(a).

"Conversion Price" shall have the meaning set forth in Section 6(b).

"Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

"Dealer Manager Agreement" means the dealer manager agreement, dated February 14, 2019, between the Corporation and Maxim Group LLC and Ascendiant Capital Markets LLC.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Fundamental Transaction" shall have the meaning set forth in Section 7(d).

"Holder" shall mean each of the holders of the Preferred Stock.

"Junior Securities" means the Common Stock and all other Common Stock Equivalents of the Corporation, other than (1) those securities which are explicitly senior or pari passu with the Preferred Stock in dividend right or liquidation preference and (2) the Warrants.

"Liquidation" shall have the meaning set forth in Section 5.

"New York Courts" shall have the meaning set forth in Section 8(d).

"Notice of Conversion" shall have the meaning set forth in Section 6(a).

"Original Issue Date" means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Preferred Stock" shall have the meaning set forth in Section 2.

"Securities" means the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Share Delivery Date" shall have the meaning set forth in Section 6(c).

"Stated Value" shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.

"Subscription Rights Certificate" shall mean, as to each Holder, the subscription rights certificate completed by such Holder and countersigned by American Stock Transfer & Trust Company LLC.

"Subsidiary" means any direct or indirect subsidiary of the Corporation.

"Successor Entity" shall have the meaning set forth in Section 7(d).

"Trading Day" means a day on which the principal Trading Market is open for business.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

"Transaction Documents" means this Certificate of Designation, the Dealer Manager Agreement, the Warrant Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated therein.

"Transfer Agent" means American Stock Transfer & Trust Company LLC, the current transfer agent of the Corporation with a mailing address of 6201 15th Avenue, Brooklyn, NY 11219 and a facsimile number of (718) 765-8711, and any successor transfer agent of the Corporation.

"Warrant Agreement" means the warrant agency agreement, dated on or about March 8, 2019, between the Corporation and American Stock Transfer & Trust Company LLC.

"Warrants" means, collectively, the Common Stock purchase warrants delivered to the Holder at the Closing in accordance with the Warrant Agreement, which Warrants shall be exercisable upon issuance and have a term of exercise equal to five years, in the form of Exhibit A attached to the Warrant Agreement.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series B Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be up to 10,000. Each share of Preferred Stock shall have a par value of $0.01 per share and a stated value equal to $1,000 (the "Stated Value"). The shares of Preferred Stock shall initially be issued and maintained in the form of securities held in book-

entry form and the Depository Trust Company or its nominee ("DTC") shall initially be the sole registered holder of the shares of Preferred Stock.

Section 3. Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section 7, the Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis, disregarding for such purposes any conversion limitations hereunder) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock, subject to and in accordance with Section 7 below. The Corporation shall not pay any dividends on the Common Stock unless the Corporation simultaneously complies with this provision.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purpose any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. For the avoidance of any doubt, a Fundamental Transaction shall not be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6. Conversion.

a) Conversions at Option of Holder and Company.

i. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof or at any time and from time to time on or after the second anniversary of the Original Issue Date at the option of the Corporation, into that number of shares of Common Stock (subject in each case to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as

Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date or the date the Corporation effects an optional conversion, the "Conversion Date").

ii. Upon delivery of the Notice of Conversion, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which the shares of Preferred Stock have been converted irrespective of the date of delivery of the Conversion Shares, provided that the Holder shall deliver such converted shares of Preferred Stock to the Transfer Agent via the DTC's Deposit/Withdrawal at Custodian system within two Trading Days of delivery of the Notice of Conversion. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued. Notwithstanding anything herein to the contrary, with respect to any conversion at the option of the Corporation hereunder, the Corporation shall exercise such option to convert shares of Preferred Stock on a pro rata basis among Holders based on such Holders' shares of Preferred Stock. Notwithstanding the foregoing, with respect to any Notice(s) of Conversion delivered by 12:00 p.m. (New York City time) on the Original Issue Date, the Corporation agrees to deliver the Conversion Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Original Issue Date.

iii. Without limiting the rights and remedies of a holder of Preferred Stock hereunder and without limiting the right of a Holder to deliver a Notice of Conversion to the Corporation, a holder whose interest in the shares of Preferred Stock is a beneficial interest in certificate(s) representing the shares of Preferred Stock held in book-entry form through DTC (or another established clearing corporation performing similar functions), may effect conversions made pursuant to this Section 6(a) by delivering to DTC (or such other clearing corporation, as

applicable) the appropriate instruction form for conversion, complying with the procedures to effect conversions that are required by DTC (or such other clearing corporation, as applicable).

b) Conversion Price. The conversion price for the Preferred Stock shall equal **$0.20**, subject to adjustment herein (the "Conversion Price").

c) Mechanics of Conversion

i. Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (y) two (2) Trading Days after each Conversion Date and (z) the number of Trading Days comprising the Standard Settlement Period (as defined below) (the "Share Delivery Date"), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) the number of Conversion Shares being acquired upon the conversion of the Preferred Stock, which Conversion Shares shall be free of restrictive legends and trading restrictions, and (B) a wire or bank check in the amount of accrued and unpaid dividends (if the Corporation is required to pay accrued dividends in cash). The Corporation shall deliver the Conversion Shares electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, "Standard Settlement Period" means the standard settlement period, expressed in a number of Trading Days, on the Corporation's primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

ii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.

iii. Obligation Absolute; Partial Liquidated Damages. The Corporation's obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise

limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) by the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iv. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder's total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number

of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver the Conversion Shares upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

v. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Warrant Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the

provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Preferred Stock.

vii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder's Affiliates, and any Persons acting as a group together with such Holder or any of such Holder's Affiliates (such Persons, "Attribution Parties")) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock or the Warrants) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Preferred Stock may be converted (in relation to other securities

owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation's most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of a Holder, the Corporation shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. A Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a

distribution or distributions that is payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder's Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the

same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "Fundamental Transaction"), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock). For purposes of any such

conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. The amount of any consideration to be received by a Holder in connection with a Fundamental Transaction shall be payable in the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock of the Corporation in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders' right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the "Corporation" shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the

obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

e) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

f) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered by facsimile or email to each Holder at its last facsimile number or email address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such

reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: Adam Pascale, facsimile number (215) 988-1739, e-mail address adam.pascale@hemispherx.net, or such other facsimile number, e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Corporation, or if no such facsimile number, e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in such Holder's Subscription Rights Certificate. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail at the e-mail address set forth in this Section 8 prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder's Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Corporation or any Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of

Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Dealer Manager Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Convertible Preferred Stock.

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 5th day of March 2019.

Thomas K. Equels, President

Peter W. Rodino, III, Secretary

**ANNEX A**

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the "Common Stock"), of Hemispherx Biopharma, Inc., a Delaware corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Dealer Manager Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: ______________________________

Number of shares of Preferred Stock owned prior to Conversion: ______________

Number of shares of Preferred Stock to be Converted: ______________

Stated Value of shares of Preferred Stock to be Converted: ______________

Number of shares of Common Stock to be Issued: ______________

Applicable Conversion Price: ______________________________

Number of shares of Preferred Stock subsequent to Conversion: ______________

Address for Delivery: ______________
or
DWAC Instructions:
Broker no: ________
Account no: ________

[HOLDER

By: ______________________________
Name:
Title:

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:22 PM 06/03/2019
FILED 01:22 PM 06/03/2019
SR 20195191352 - File Number 2249636

# CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF HEMISPHERX BIOPHARMA, INC.

Hemispherx Biopharma, Inc. (the "Corporation"), does hereby certify that the Corporation's Certificate of Incorporation as amended through the date hereof is hereby further amended pursuant to Section 242 of the General Corporation Law of the State of Delaware.

The Corporation does hereby further certify that this Certificate of Amendment was duly adopted by the Corporation's Board of Directors and by the Stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

The Certificate of Incorporation of the Corporation, as amended, is further amended as follows:

Subsection "D" of Article IV of the Certificate of Incorporation, as amended, shall be deleted in its entirety and replaced with the following:

"D. Stock Split.

As of 11:59 P.M. (New York Time) on June 10, 2019 (the "Effective Time"), each forty-four (44) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock as a result of the Reverse Stock Split shall be entitled to receive in lieu of such fractional share interests, upon the Effective Time, one whole share of Common Stock. There shall be no change to the par value or the number of authorized shares of Common Stock as a result of the Reverse Stock Split."

The remainder of the Certificate of Incorporation shall remain unchanged and in full force and effect.

**IN WITNESS WHEREOF**, the Corporation has caused this Certificate of Amendment to be signed on June 3, 2019.

HEMISPHERX BIOPHARMA, INC.

By: [signature]
Thomas K. Equels, President and
Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:45 PM 08/22/2019
FILED 02:45 PM 08/22/2019
SR 20196665296 - File Number 2249636

# CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF HEMISPHERX BIOPHARMA, INC.

Under Section 242 of the
Corporation Law of the State of Delaware

The undersigned, being the duly elected President and Chief Executive Officer of Hemispherx Biopharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the corporation, at a meeting of the Board of Directors duly called, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

"Article '1' of the Certificate of Incorporation, which sets forth the corporation's name, is amended and, as amended, reads as follows:

'1. The name of the corporation is AIM ImmunoTech Inc.'"

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment take effect on September 3, 2019 at 12:01a.m. Delaware time.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 22nd day of August, 2019.

Thomas K. Equels, President and
Chief Executive Officer

**CERTIFICATE OF INCREASE**
**OF**
**SERIES A JUNIOR PARTICIPATING PREFERRED STOCK**
**OF**
**AIM IMMUNOTECH INC.**
(Pursuant to Section 151 of the
General Corporation Law of the State of Delaware)

AIM ImmunoTech Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on September 9, 1994, a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (the "Designation") was filed in said office of the Secretary of State on November 19, 2002, an Amended and Restated Designation was filed in said office of the Secretary of State on November 1, 2012, and a Certificate of Amendment of the Designation was filed in such office of the Secretary of State on November 14, 2017.

SECOND: The Board of Directors of the Corporation at a meeting held on May 10, 2023 duly adopted a resolution authorizing and directing an increase in the authorized number of shares of Series A Junior Participating Preferred Stock of the Corporation, from 250,000 shares to 4,000,000 shares, all in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

**IN WITNESS WHEREOF**, the undersigned, a duly authorized officer of the Corporation, has executed this Certificate of Increase on this 10th day of May, 2023.

**AIM IMMUNOTECH INC.**

By: [signature]
Name: Peter Rodino
Title: COO

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:27 PM 05/10/2023
FILED 06:27 PM 05/10/2023
SR 20231955033 - File Number 2249636

# Delaware

The First State

*I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AIM IMMUNOTECH INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF JUNE, A.D. 2025, AT 6:21 O`CLOCK P.M.*

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

2249636 8100
SR# 20253029951

Authentication: 203912776
Date: 06-10-25

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:21 PM 06/10/2025
FILED 06:21 PM 06/10/2025
SR 20253029951 - File Number 2249636

# CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF AIM IMMUNOTECH INC.

**AIM ImmunoTech Inc.** (the "**Corporation**"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the "**Certificate of Amendment**") amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on December 17, 1990 under the name "HEM Research, Inc." (the "**Certificate of Incorporation**").

2. Subsection "D" of Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

D Stock Split.

Effective as of midnight, DST, on June 12, 2025 (the "Effective Time"), each one hundred (100) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the "Reverse Split"); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the closing price of the Common Stock on the Pink Open Market on the trading day immediately prior to the Effective Time. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set

forth above; provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

3. This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware at a Special Meeting of Stockholders held on April 30, 2025.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Thomas K. Equels, its President and Chief Executive Officer, this 10th day of June, 2025.

By /s/ Thomas K. Equels
Thomas K. Equels
President and Chief Executive Officer